                                                         EFFECTIVE APRIL 1, 2002

                                 CODE OF ETHICS

                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                 CODE OF ETHICS
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                TABLE OF CONTENTS

                                                                            PAGE

GENERAL POLICY STATEMENT.....................................................1-1
  Purpose and Scope of Code of Ethics........................................1-1
  Entities and Individuals Subject to this Code..............................1-1
  Status as a Fiduciary......................................................1-2
  What the Code Does Not Cover...............................................1-2
  Compliance with the Code...................................................1-2
  Questions Regarding the Code...............................................1-3

STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL........................2-1
  Allocation of Client Brokerage.............................................2-1
  Annual Verification of Compliance..........................................2-1
  Antitrust.............................................................2-1; 7-1
  Compliance with Copyright Laws........................................2-1; 5-1
  Computer Security.....................................................2-1; 6-1
  Conflicts of Interest......................................................2-1
    Relationships with Profitmaking Enterprises..............................2-1
    Service with Nonprofitmaking Enterprises.................................2-2
    Relationships with Financial Service Firms...............................2-2
    Existing Relationships with Potential Vendors............................2-3
    Investment Clubs.........................................................2-3
  Confidentiality............................................................2-3
    Internal Operating Procedures and Planning...............................2-3
    Clients, Fund Shareholders, and TRP Brokerage Customers..................2-4
    Investment Advice........................................................2-4
    Investment Research......................................................2-4
    Understanding as to Clients' Accounts and Company
      Records at Time of Termination of Association..........................2-5
  Employment of Former Government Employees..................................2-5
  Employment Practices.......................................................2-5
    Equal Opportunity........................................................2-5
    Harassment...............................................................2-6
    Drug and Alcohol Abuse...................................................2-6
  Past and Current Litigation................................................2-6
  Financial Reporting........................................................2-6
  Health and Safety in the Workplace.........................................2-7
  Illegal Payments...........................................................2-7
  Marketing and Sales Activities.............................................2-7
  Policy Regarding Acceptance and Giving of Gifts and Gratuities.............2-7
    Receipt of Gifts.........................................................2-7
    Giving of Gifts..........................................................2-8
    Additional Requirements for the Giving of
      Gifts in Connection with the Broker/Dealer.............................2-8
    Entertainment............................................................2-9
  Research Trips............................................................2-10
  Other Payments from Brokers, Portfolio Companies, and Vendors.............2-10
  Political Activities......................................................2-10
  Lobbying 2-11
  Protection of Corporate Assets............................................2-11
  Quality of Services.......................................................2-12
  Record Retention..........................................................2-12
  Referral Fees.............................................................2-12
  Release of Information to the Press.......................................2-12
  Responsibility to Report Violations.......................................2-12
  Service as Trustee, Executor or Personal Representative...................2-13
  Speaking Engagements and Publications.....................................2-13
  Trading in Securities with Inside Information........................2-13; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION.............3-1

STATEMENT OF POLICY ON SECURITIES TRANSACTIONS...............................4-1

STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
  WITH COPYRIGHT AND TRADEMARK LAWS..........................................5-1

STATEMENT OF POLICY WITH RESPECT TO
  COMPUTER SECURITY AND RELATED ISSUES.......................................6-1

STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS........................7-1

STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY..............................8-1

April, 2002

                                 CODE OF ETHICS
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                      INDEX

Access Persons...............................................................4-3

Activities, Political.......................................................2-10

Alcohol Abuse................................................................2-6

Allocation of Client Brokerage...............................................2-1

Antitrust...............................................................2-1; 7-1

Annual Disclosure by Access Persons...................................4-16; 4-23

Annual Verification of Compliance............................................2-1

Assets, Protection of Corporate.............................................2-11

Association of Investment Management and Research ("AIMR")...................2-7

Beneficial Ownership.........................................................4-4

Chinese Wall................................................................3-12

Client Brokerage, Allocation of..............................................2-1

Client Limit Orders.........................................................4-20

Code of Ethics, Compliance with..............................................1-2

Code of Ethics, Purpose and Scope of.........................................1-1

Code of Ethics, Questions Regarding..........................................1-3

Code of Ethics, Who is Subject to............................................1-1

Co-Investment with Client Investment Partnerships...........................4-18

Commodity Futures Contracts..................................................4-9

Computer Security.......................................................2-1; 6-1

Conduct, Standards of, Price Group and its Personnel.........................2-1

Confidentiality/Privacy......................................................2-3

Confidentiality of Computer Systems Activities and Information...............6-1

Conflicts of Interest........................................................2-1

Copyright Laws, Compliance with.........................................2-1; 5-1

Corporate Assets, Protection of.............................................2-11

Criminal Justice Act 1993....................................................3-8

Data Privacy and Protection..................................................6-2

Drug Abuse...................................................................2-6

Employment of Former Government Employees....................................2-5

Employment Practices.........................................................2-5

Entertainment................................................................2-9

Equal Opportunity............................................................2-5

Exchange Traded Funds ("ETFS")..............................................4-10

Exchange - Traded Index Options.............................................4-20

Executor, Service as........................................................2-13

Exempt List Transactions....................................................4-19

Exemptions from Prior Clearance..............................................4-9

Fees, Referral..............................................................2-12

Fiduciary, Price Advisers' Status as a ......................................1-2

Financial Reporting..........................................................2-6

Financial Service Firms, Relationships with..................................2-2

Financial Services and Markets Act 2000.....................................3-11

Front Running................................................................4-1

Gambling Related to Securities Markets......................................4-23

General Policy Statement.....................................................1-1

Gifts, Giving................................................................2-8

Gifts, Receipt of............................................................2-7

Government Employees, Employment of Former...................................2-5

Harassment...................................................................2-6

Health and Safety in the Workplace...........................................2-7

iTrade......................................................................4-12

Illegal Payments.............................................................2-7

Independent Directors, Transaction Reporting................................4-17

Information, Release to the Press...........................................2-12

Initial Public Offerings..............................................4-11; 4-13

Inside Information, Trading in Securities with..........................2-13;3-1

Interest, Conflicts of.......................................................2-1

Internet, Access to..........................................................6-3

Investment Clubs.......................................................2-3; 4-18

Investment Personnel.........................................................4-3

Litigation, Past and Current.................................................2-6

Lobbying....................................................................2-11

Margin Accounts.............................................................4-18

Marketing and Sales Activities...............................................2-7

Non-Access Persons...........................................................4-4

Nonprofitmaking Enterprises, Service with....................................2-2

Options and Futures.........................................................4-20

Payments from Brokers, Portfolio Companies, and Vendors.....................2-10

Payments, Illegal............................................................2-7

Personal Securities Holdings, Disclosure of by Access Persons.........4-16; 4-23

Personal Representative, Service as.........................................2-13

Political Action Committee ("PAC")..........................................2-11

Political Activities........................................................2-10

Press, Release of Information to the........................................2-12

Price Group, Standards of Conduct............................................2-1

Price Group Stock, Transactions in...........................................4-5

Prior Clearance of Securities Transactions
  (other than Price Group stock).............................................4-8

Privacy Policies and Procedures..............................................8-1

Private Placement, Investment In......................................4-11; 4-14

Private Placement Memoranda.................................................3-13

Profitmaking Enterprises, Relationships with.................................2-1

Protection of Corporate Assets..............................................2-11

Publications................................................................2-13

Quality of Services.........................................................2-12

Questions Regarding the Code.................................................1-3

Rating Changes on Security..................................................4-19

Record Retention............................................................2-12

Referral Fees...............................................................2-12

Regulation FD................................................................3-7

Release of Information to the Press.........................................2-12

Reporting, Financial.........................................................2-6

Reporting, Price Group Stock Transactions....................................4-7

Reporting, Securities Transactions (other than Price Group stock)...........4-16

Research Trips..............................................................2-10

Restricted List.............................................................3-12

Retention, Record...........................................................2-12

Rule 10b5-1..................................................................3-6

Rule 10b5-2..................................................................3-4

Safety and Health in the Workplace...........................................2-7

Sanctions...................................................................4-23

Savings Bank.................................................................4-8

Securities Accounts.........................................................4-16

Securities Transactions, Reporting of (other than Price Group stock)........4-16

Services, Quality of........................................................2-12

Short Sales.................................................................4-21

Sixty (60) Day Rule.........................................................4-21

Software Programs, Application of Copyright Law..............................6-7

Speaking Engagements........................................................2-13

Standards of Conduct of Price Group and its Personnel........................2-1

Statement, General Policy....................................................1-1

Trademark Laws, Compliance with..............................................5-1

Temporary Workers, Application of Code to...............................1-1; 4-2

Termination of Association...................................................2-5

Trading Activity............................................................4-18

Trips, Research.............................................................2-10

Trustee, Service as.........................................................2-13

Violations, Responsibility to Report........................................2-12

Watch List..................................................................3-12

April, 2002

                                 CODE OF ETHICS
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE  AND SCOPE OF CODE OF ETHICS.  In  recognition  of T. Rowe Price  Group,
Inc.'s ("PRICE GROUP" or "GROUP")  commitment to maintain the highest  standards of  professional  conduct and ethics,  the firm's Board of Directors has adopted this Code of Ethics ("CODE")  composed of Standards of Conduct and the following
Statements of Policy ("STATEMENTS"):

1.  Statement of Policy on Material, Inside (Non-Public) Information

2.  Statement of Policy on Securities Transactions

3.  Statement of Policy with Respect to Compliance with Copyright Laws

4.  Statement of Policy with Respect to Computer Security and Related Issues

5.  Statement of Policy on Compliance with Antitrust Laws

6.  Statement of Policies and Procedures on Privacy

The  purpose  of this Code is to help  preserve  our most  valuable  asset - the reputation of Price Group and its employees.

THE FOLLOWING ENTITIES AND INDIVIDUALS ARE SUBJECT TO THIS CODE:

o  Price Group

o  The subsidiaries and affiliates of Price Group

o  The  officers,  directors  and  employees  of Group  and its  affiliates  and subsidiaries

Unless the context otherwise requires, the terms "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.  All temporary workers hired on the Price Group payroll ("TRP TEMPORARIES");

2.  All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3.  All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely  related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4.  Any contingent  worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

STATUS AS A FIDUCIARY.  Several of Price  Group's  subsidiaries  are  investment advisers  registered with the United States  Securities and Exchange  Commission
("SEC").  These include T. Rowe Price Associates,  Inc. ("TRPA"),  T. Rowe Price
International,  Inc.  ("TRPI"),  T. Rowe Price  Stable  Asset  Management,  Inc.
("SAM"), T. Rowe Price Advisory Services,  Inc. ("TRPAS"), T. Rowe Price Canada,
Inc.  ("TRP  CANADA"),  and  T.  Rowe  Price  Global  Asset  Management  Limited
("TRPGAM").  TRPI and TRPGAM are also  registered  with the  Financial  Services
Authority ("FSA").  T. Rowe Price Global Investment  Services Limited ("TRPGIS")
is  registered  solely  with  FSA.  TRPI is also  registered  with the Hong Kong
Securities and Futures Commission  ("SFC").  All advisers  affiliated with Group will be  referred to  collectively  as the "PRICE  ADVISERS"  unless the context otherwise  requires.  The  primary  responsibility  of the Price  Advisers is to render to their advisory clients on a professional basis unbiased and continuous advice regarding the clients'  investments.  As investment  advisers,  the Price
Advisers have a fiduciary  relationship  with all of their clients,  which means that they have an absolute  duty of undivided  loyalty,  fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain  from taking any action or seeking any benefit for  themselves  which would,  or which  would  appear  to,  prejudice  the  rights  of any  client  or shareholder or conflict with his or her best interests.

WHAT THE CODE  DOES NOT  COVER.  The Code was not  written  for the  purpose  of covering all policies,  rules and regulations to which personnel may be subject.
For example, T. Rowe Price Investment Services,  Inc. ("INVESTMENT SERVICES") is
a member of the National  Association of Securities Dealers,  Inc. ("NASD") and,
as such, is required to maintain written supervisory  procedures to enable it to supervise  the  activities  of its  registered  representatives  and  associated persons to ensure  compliance with applicable  securities laws and  regulations, and with the applicable  rules of the NASD and its regulatory  subsidiary,  NASD
Regulation,  Inc. ("NASDR"). In addition, TRPI, TRPGAM and TRPGIS are subject to the  rules  and  regulations  of SFA and TRPI is also  subject  to the rules and regulations of the SFC.

COMPLIANCE WITH THE CODE.  Strict compliance with the provisions of this Code is considered a basic  condition of  employment  or  association  with the firm. An employee may be required to surrender  any profit  realized  from a  transaction that is deemed to be in  violation of the Code.  In addition,  any breach of the
Code may  constitute  grounds  for  disciplinary  action,  including  fines  and dismissal from employment.  Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1.  Standards of Conduct of Price Group and its  Personnel:  the  Chairperson of
    the  Ethics  Committee,   the  Director  of  Human  Resources,  or  the  TRP
    International Compliance Team.

2.  Statement  of Policy on Material,  Inside  (Non-Public)  Information:  Legal
    Department  in  Baltimore  ("LEGAL  DEPARTMENT")  or the  TRP  International
    Compliance Team.

3.  Statement of Policy on  Securities  Transactions:  For U.S.  personnel:  the
    Chairperson   of  the  Ethics   Committee  or  his  or  her  designee;   for
    International personnel: the TRP International Compliance Team.

4.  Statement of Policy with Respect to Compliance  with Copyright  Laws:  Legal
    Department.

5.  Statement  of Policy with Respect to Computer  Security and Related  Issues:
    Enterprise   Security,   the  Legal  Department  or  the  TRP  International
    Compliance Team.

6.  Statement of Policy on Compliance with Antitrust Laws: Legal Department.

5.  Statement of Policies and Procedures on Privacy: Legal Department or the TRP
    International Compliance Team.

For  additional  information,  consult  Appendix A following  the  Standards  of
Conduct section of the Code.

April, 2002

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

ALLOCATION OF CLIENT BROKERAGE.  The policies of each of the Price Advisers with respect to the  allocation of client  brokerage are set forth in Part II of Form
ADV of each of the Price Advisers.  The Form ADV is each adviser's  registration statement  filed with the SEC. It is imperative that all employees -- especially those  who  are  in a  position  to  make  recommendations  regarding  brokerage allocation, or who are authorized to select brokers that will execute securities transactions  on behalf of our  clients -- read and become  fully  knowledgeable concerning our policies in this regard. Any questions regarding any of the Price
Advisers'  allocation of client brokerage should be addressed to the Chairperson of the U.S.  Equity  or Fixed  Income  or the  International  Brokerage  Control
Committee, as appropriate.

ANNUAL  VERIFICATION  OF COMPLIANCE.  Each year, each person subject to the Code
(SEE p 1-1) is required to complete a  Verification  Statement  regarding his or her compliance with various  provisions of this Code,  including its policies on personal securities transactions and material, inside information.  In addition, each Access  Person  (defined  below)  must file an initial and annual  Personal
Securities Report.

ANTITRUST.  The U.S.  antitrust laws are designed to ensure fair competition and preserve the free enterprise  system.  The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues  with which an  employee  may be  confronted  are in the areas of pricing
(adviser  fees)  and  trade  association  activity.  To  ensure  its  employees'
understanding  of these laws,  Price Group has adopted a Statement  of Policy on
Compliance  with Antitrust  Laws. All employees  should read and understand this
Statement (SEE page 7-1).

COMPLIANCE WITH COPYRIGHT LAWS. To protect Price Group and its employees,  Price
Group has  adopted a  Statement  of  Policy  with  Respect  to  Compliance  with
Copyright Laws. You should read and understand this Statement (SEE page 5-1).

COMPUTER  SECURITY.  Computer  systems and programs play a central role in Price
Group's  operations.  To  establish  appropriate  computer  security to minimize potential for loss or  disruptions to our computer  operations,  Price Group has adopted a Statement  of Policy with  Respect to  Computer  Security  and Related
Issues. You should read and understand this Statement (SEE page 6-1).

CONFLICTS OF INTEREST.  A direct or indirect  interest in a supplier,  creditor, debtor or  competitor  may  conflict  with the  interests  of Price  Group.  All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

   RELATIONSHIPS  WITH  PROFITMAKING  ENTERPRISES.  A conflict may occur when an employee of Price Group is also  employed by another  firm,  directly or as a consultant or  independent  contractor;  has a direct  financial  interest in another firm; has an immediate family financial  interest in another firm; or
   is a director, officer or partner of another firm.

   Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking  enterprises not related to Price Group or its affiliated mutual funds.  Employees are generally prohibited from serving as officers or directors of corporations  which are approved or are likely to be approved for purchase in our firm's client accounts.

   An employee may not accept outside  employment  that would require him or her to  become  registered  (or  dually  registered)  as a  representative  of an unaffiliated  broker/dealer,  investment  adviser,  or an insurance broker or company.  An  employee  may also not become  independently  registered  as an investment adviser.

   Outside business  interests that will not conflict or appear to conflict with the interests of the firm must be approved by the employee's  supervisor.  If an employee  contemplates  obtaining  another  interest or relationship  that might conflict or appear to conflict with the interests of Price Group,  such as accepting an appointment  as a director,  officer or partner of an outside profitmaking  enterprise,  he or she must also receive the prior  approval of the Ethics Committee.  Upon review by the Ethics Committee, the employee will be advised in writing of the  Committee's  decision.  Decisions by the Ethics
   Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management  Committee  before becoming final. See below for a discussion of relationships with financial services firms.

   Certain  employees  may  serve  as  directors  or  as  members  of  Creditors
   Committees or in similar  positions for  non-public,  for-profit  entities in connection  with their  professional  activities at Price Group.  An employee must obtain the permission of the Management  Committee before accepting such a position and must  relinquish the position if the entity  becomes  publicly held, unless otherwise determined by the Management Committee.

   SERVICE  WITH  NONPROFITMAKING   ENTERPRISES.   Price  Group  encourages  its
   employees  to become  involved  in  community  programs  and  civic  affairs.
   However,   employees   should  not  permit  such  activities  to  affect  the
   performance of their job responsibilities. Approval by the Chairperson of the
   Ethics  Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

   RELATIONSHIPS  WITH FINANCIAL  SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or
   entering  into  any  relationship,   either  directly  or  indirectly,   with
   corporations, partnerships, or other entities that are engaged in business as a  broker,  a  dealer,  an  underwriter,  and/or an  investment  adviser.  As described above,  this prohibition  extends to registration  and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees  from  purchasing  publicly  traded  securities of  broker/dealers, investment  advisers or other companies  engaged in the mutual fund industry.
   Of course,  all such  purchases are subject to prior  clearance and reporting procedures,  as  applicable.  This policy also does not  preclude an employee from engaging an outside investment adviser to manage his or her assets.

   If any member of an  employee's  immediate  family is  employed  by, or has a partnership interest in a broker/dealer, investment adviser, or other company engaged in the mutual fund industry, the relationship must be reported to the
   Ethics  Committee.  An  ownership  interest  of .5% or  more  in any  entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Compliance section of the Legal
   Department in Baltimore ("BALTIMORE LEGAL/COMPLIANCE") SEE p. 4-23.

   EXISTING  RELATIONSHIPS WITH POTENTIAL VENDORS. If an employee is going to be involved  in the  selection  of a vendor to supply  goods or  services to the firm,  he or she must  disclose the  existence  of any  on-going  personal or family  relationship  with any  principal  of the  vendor to the Chair of the
   Ethics Committee before becoming involved in the selection process.

   INVESTMENT CLUBS. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics  Committee before forming or participating in a stock or investment club.  Transactions in which Access
   Persons have beneficial  ownership or control (SEE p. 4-4) through investment
   clubs  are  subject  to  the  firm's   Statement  of  Policy  on   Securities
   Transactions.  Non-Access  Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment  club and need only  obtain  prior  clearance  of  transactions  in Price  Group  stock.  As described on p. 4-18, an exemption from prior  clearance for an Access Person
   (except for transactions in Price Group stock) is generally  available if the
   Access  Person  has  beneficial  ownership  solely  by  virtue  of his or her spouse's  participation  in the club and has no  investment  control or input into decisions regarding the club's securities transactions.

CONFIDENTIALITY.  The exercise of confidentiality extends to four major areas of our  operations:  internal  operating  procedures  and planning;  clients,  fund shareholders  and TRP Brokerage  customers;  investment  advice;  and investment research.  The  duty to  exercise  confidentiality  applies  not  only  while an individual is associated with the firm, but also after he or she terminates that association.

   INTERNAL OPERATING PROCEDURES AND PLANNING.  During the years we have been in business,  a  great  deal  of  creative  talent  has  been  used  to  develop specialized  and unique  methods of operations and portfolio  management.  In many cases, we feel these methods give us an advantage over our  competitors, and we do not want these ideas  disseminated  outside our firm.  Accordingly, you should be guarded in discussing our business  practices  with  outsiders.
   Any requests from  outsiders for specific  information of this type should be cleared with the appropriate supervisor before it is released.

   Also,  from  time  to time  management  holds  meetings  in  which  material, non-public information  concerning the firm's future plans is disclosed.  You should never discuss  confidential  information  with,  or provide  copies of written  material  concerning  the firm's  internal  operating  procedures or projections for the future to, unauthorized persons outside the firm.

   CLIENTS, FUND SHAREHOLDERS,  AND TRP BROKERAGE CUSTOMERS.  In many instances, when clients  subscribe to our services,  we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every  member  of our  organization  will  hold  this  information  in strict confidence.  It is essential  that we respect their trust.  A simple rule for you to follow is that the names of our  clients,  fund  shareholders,  or TRP
   Brokerage  customers or any information  pertaining to their investments must never be  divulged to anyone  outside the firm,  not even to members of their immediate  families,  and must never be used as a basis for  personal  trades over which you have beneficial interest or control.

   INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public  interest in what we are doing in the market.  There are two major  considerations  that  dictate why we must not  provide  investment
   "tips":

   o  From the point of view of our clients, it is not fair to give other people information which clients must purchase.

   o  From the  point of view of the  firm,  it is not  desirable  to  create an outside  demand for a stock when we are trying to buy it for our  clients, as this will only  serve to push the price up.  The  reverse is true if we are selling.

   In light of these  considerations,  you must never  disclose to outsiders our buy and  sell  recommendations,  securities  we are  considering  for  future investment, or the portfolio holdings of our clients or mutual funds.

   The  practice  of giving  investment  advice  informally  to  members of your
   immediate  family  should  be  restricted  to  very  close   relatives.   Any
   transactions  resulting  from such advice are  subject to the prior  approval
   (Access Persons only except for Price Group stock) and reporting requirements
   (Access  Persons  AND  Non-Access  Persons)  of the  Statement  of  Policy on
   Securities   Transactions.   Under  no   circumstances   should  you  receive
   compensation  directly or  indirectly  (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

   INVESTMENT  RESEARCH.   Any  report  circulated  by  a  research  analyst  is
   confidential  in its entirety and should not be reproduced or shown to anyone outside of our  organization,  except our  clients  where  appropriate.  If a circumstance  arises where it may be  appropriate  to share this  information otherwise, the Chairperson of the Ethics Committee should be consulted first.

   UNDERSTANDING  AS TO  CLIENTS'  ACCOUNTS  AND  COMPANY  RECORDS  AT  TIME  OF
   TERMINATION   OF   ASSOCIATION.   The   accounts  of  clients,   mutual  fund
   shareholders,  and TRP  Brokerage  customers  are the sole  property of Price
   Group or one of its  subsidiaries.  This includes the accounts of clients for whom one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client  relationship  originated and regardless of who may be the counselor for a particular  client. At the time of termination of  association  with Price Group,  you must: (1) surrender to Price Group in good  condition  any and all  materials,  reports or records  (including  all copies in your possession or subject to your control) developed by you or any other  person that are  considered  confidential  information  of Price Group
   (except  copies  of any  research  material  in the  production  of which the
   employee   participated  to  a  material   extent);   and  (2)  refrain  from
   communicating,  transmitting  or  making  known  to any  person  or firm  any information  relating  to any  materials  or  matters  whatsoever  which  are considered by Price Group to be confidential.

You must use care in disposing of any  confidential  records or  correspondence.
Confidential  material that is to be discarded should be torn up or shredded or, if a quantity of material is involved,  you should contact  Document  Management for instructions regarding proper disposal.

In  addition,  the firm  has  adopted  a  specific  STATEMENT  OF  POLICIES  AND
PROCEDURES ON PRIVACY, which is part of this Code (SEE p. 8-1).

EMPLOYMENT OF FORMER  GOVERNMENT  EMPLOYEES.  United States laws and regulations govern  the  employment  of  former  employees  of the U.S.  Government  and its agencies,  including the SEC. In addition,  certain states have adopted  similar statutory  restrictions.  Finally,  certain states and  municipalities  that are clients of the Price  Advisers  have imposed  contractual  restrictions  in this regard.  Before any action is taken to discuss  employment  by Price  Group of a former  government or regulatory  organization  employee,  whether in the United
States or internationally, guidance must be obtained from the Legal Department.

EMPLOYMENT PRACTICES

   EQUAL  OPPORTUNITY.  Price  Group is  committed  to the  principles  of Equal
   Employment.  We believe our  continued  success  depends on talented  people, without  regard to race,  color,  religion,  national  origin,  gender,  age, disability,  sexual  orientation,  Vietnam era military  service or any other classification protected by federal, state or local laws.

   This  commitment to Equal  Opportunity  covers all aspects of the  employment relationship  including  recruitment,  application  and  initial  employment, promotion and transfer, selection for training opportunities, wage and salary administration,  and the  application  of service,  retirement,  and employee benefit plan policies.

   All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

   If you feel you have not been treated in accordance with this policy, contact your immediate  supervisor,  the  appropriate  Price Group manager or a Human
   Resources  representative.  No retaliation will be taken against any employee who reports an incident of alleged discrimination.

   HARASSMENT.  Price Group intends to provide  employees a workplace  free from any form of harassment.  This includes sexual harassment which, banned by and punishable  under the Civil  Rights Act of 1964,  may result  from  unwelcome advances,  requests for favors or any verbal or physical  conduct of a sexual nature.  Such actions or statements may or may not be accompanied by explicit or implied  promises of  preferential  treatment or negative  consequences in
   connection  with  one's   employment.   Harassment  might  include  uninvited
   sex-oriented  conversations,   touching,   comments,  jokes,  suggestions  or
   innuendos.  This type of behavior  can create a stressful,  intimidating  and offensive atmosphere; it may adversely affect morale and work performance.

   Any employee who feels offended by the action or comments of another,  or any employee  who has  observed  such  behavior,  should  report the  matter,  in confidence,  to his or her immediate supervisor.  If that presents a problem, report the matter to the Director of Human Resources or another person in the
   Human Resources Department.  All complaints will be investigated  immediately and  confidentially.  Any employee who has behaved in a reprehensible  manner will be subject to  disciplinary  action in keeping  with the  gravity of the offense.

   DRUG AND  ALCOHOL  ABUSE.  Price  Group has  adopted a  Statement  of Policy, available from Human Resources, to maintain a drug-free workplace and prevent
   alcohol  abuse.  This  policy  fosters  a  safe,   healthful  and  productive
   environment  for its  employees  and  customers  and protects  Price  Group's property,  equipment,  operations  and  reputation  in the  community and the industry.

PAST AND CURRENT LITIGATION. As a condition of employment,  each new employee is required to answer a questionnaire regarding past and current civil and criminal actions  and  certain  regulatory  matters.  Price  Group  uses the  information obtained through these  questionnaires  to answer questions asked on federal and state registration  forms and for insurance and bonding purposes.  Each employee is responsible for keeping answers on the questionnaire  current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or  misdemeanor  (other  than  minor  traffic  offenses)  in a  domestic, foreign,  or military court or becomes the subject of a regulatory action by the
SEC, a state, or foreign  government or a federal,  state or foreign  regulatory agency or any  domestic  or foreign  self-regulatory  organization  relating  to securities or investment activities, he or she should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly.

FINANCIAL  REPORTING.  Price  Group's  records are  maintained  in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting  principles.  No false or deceptive entries may be made and all entries must contain an  appropriate  description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate,  honest and timely and should provide an accurate and complete representation of the facts.

HEALTH AND SAFETY IN THE WORKPLACE. Price Group recognizes its responsibility to provide  personnel a safe and healthful  workplace and proper facilities to help them do their jobs effectively.

ILLEGAL  PAYMENTS.  State,  federal and  foreign  laws  prohibit  the payment of bribes, kickbacks,  inducements or other illegal gratuities or payments by or on behalf of Price Group.  Price Group,  through its  policies  and  practices,  is committed to comply fully with these laws.  The Foreign  Corrupt  Practices  Act makes it a crime to corruptly give, promise or authorize payment,  in cash or in kind,  for any service to a foreign  official or political  party in  connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

MARKETING AND SALES  ACTIVITIES.  All written and oral  marketing  materials and presentations (including performance data) must be in compliance with applicable
SEC, FSA, NASD,  Association of Investment  Management and Research ("AIMR") and
other  applicable   international   requirements.   All  advertisements,   sales
literature and other written marketing  materials (whether they be for the Price
Funds,  non-Price  funds,  or various  advisory or Brokerage  services)  must be reviewed and approved by the advertising  section of the Legal  Department prior to use. All  performance  data  distributed  outside the firm,  including  total return and yield information, must be obtained from the Performance Group before distribution.

POLICY  REGARDING  ACCEPTANCE AND GIVING OF GIFTS AND  GRATUITIES.  The firm, as well as its employees and members of their  families,  should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere  with the impartial  discharge of our  responsibilities  to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities  or  other  accommodations  from or to  business  contacts,  brokers, securities salespersons,  approved companies,  suppliers,  clients, or any other individual or organization with whom our firm has a business  relationship,  but would not include certain types of business  entertainment as described later in this section.

   RECEIPT OF GIFTS.  Personal  contacts may lead to gifts that are offered on a friendship basis and may be perfectly proper. It must be remembered, however,
   that  business   relationships  cannot  always  be  separated  from  personal relationships  and that the  integrity of a business  relationship  is always susceptible to criticism in hindsight where gifts are received.

   Under no  circumstances  may  employees  accept  gifts from any  business  or business contact in the form of cash or cash  equivalents.  Gift certificates may only be accepted if used;  they may not be  converted  to cash except for nominal amounts not consumed when the gift certificate is used.

   There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship.  In such cases, the value of all gifts  received  from a business  contact  should not exceed
   $100 in any twelve-month  period;  your department may also require that your supervisor  approve the acceptance of a gift that meets the Code limitations.
   The value of a gift directed to the members of a department as a group may be divided  by the number of the  employees  in that  Department.  A gift with a value of over $100 sent to the firm generally may be awarded to the winner of a random  drawing open to all eligible  employees.  Gifts  received which are unacceptable  according to this policy must be returned to the givers.  Gifts should be received at your normal  workplace,  not your home. If you have any questions  regarding  whether a gift may be accepted,  you should contact the
   Legal Department or the TRP International Compliance Team, as appropriate.

   GIVING OF GIFTS.  An employee may never give a gift to a business  contact in the form of cash or cash  equivalents,  including  gift  certificates.  Token gifts may be given to business contacts,  but the aggregate value of all such gifts given to the business  contact may not exceed $100 in any  twelve-month period without the permission of the Chairperson of the Ethics Committee.  If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation,  he or she must submit a written  request to the  Chairperson  of the Ethics  Committee.  The request should specify:

   o  the name of the giver;
   o  the name of the intended recipient and his or her employer;
   o  the nature of the gift and its monetary value;
   o  the nature of the business relationship; and
   o  the reason the gift is being given.

   NASD  regulations  prohibit  exceptions  to the $100 limit for gifts given in connection with Investment Services' business.

   ADDITIONAL  REQUIREMENTS  FOR THE  GIVING  OF  GIFTS IN  CONNECTION  WITH THE
   BROKER/DEALER.   NASD   Conduct  Rule  3060   imposes   stringent   reporting
   requirements for gifts given to any principal,  employee,  agent or similarly situated  person where the gift is in connection  with  Investment  Services'
   business with the person's  employer.  Examples of gifts that fall under this rule would  include  any gift given to an  employee of a company to which our firm provides  investment  products  such as mutual funds (E.G.,  many 401(k)
   plans) or to which we are  marketing  investment  products.  Under  this NASD rule,  gifts may not exceed $100 (without  exception) and persons  associated with  Investment  Services,  including its registered  representatives,  must report EACH such gift.

   The NASD  reporting  requirement  is  normally  met  when an item is  ordered electronically  from the Corporate  Gift website.  If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance should include:

   o  the name of the giver;
   o  the name of the recipient and his or her employer;
   o  the nature of the gift and its monetary value;
   o  the nature of the business relationship; and
   o  the date the gift was given.

   ENTERTAINMENT.  Our firm's $100 limit on the  acceptance  and giving of gifts not only applies to gifts of  merchandise,  but also covers the  enjoyment or use of property or facilities for weekends,  vacations,  trips,  dinners, and the like. However, this limitation does not apply to dinners, sporting events and other  activities that are a normal part of a business  relationship.  To illustrate this principle, the following examples are provided:

      First Example:  The head of  institutional  research at brokerage firm "X"
      (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and  afterwards a theatrical production.

      Second Example: You wish to see a recent hit play, but are told it is sold out.  You call a broker  friend who works at company  "X" to see if he can get tickets for you.  The broker says yes and offers you two tickets  free of charge.

      Third Example:  You have been invited by a vendor to a multi-day excursion to a resort  where  the  primary  focus is  entertainment  as  opposed  to business.  The vendor has  offered to pay your travel and lodging for this trip.

   In the first example, it would be proper for you to accept the invitation.

   With  respect  to the  second  example,  it would not be proper to  solicit a person doing business with the firm for free tickets to any event. You could, however,  accept  the  tickets if you pay for them at their face value or, if greater, at the cost to the broker.

   With  respect  to the third  example,  trips of  substantial  value,  such as multi-day  excursions to resorts,  hunting locations or sports events,  where the primary focus is entertainment as opposed to business  activities,  would not be considered a normal part of a business relationship.  Generally,  such invitations  may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained  approval from his or her supervisor and Division Head (if different).

The same principles apply if an employee wishes to entertain a business contact.
Inviting business  contacts and, if appropriate,  their guests, to an occasional meal, sporting event, the theater, or comparable  entertainment is acceptable as long as it is neither so frequent  nor so  extensive as to raise any question of propriety.  It is  important to  understand  that if an employee  provides,  for example,  tickets  to a  sporting  event to a  business  contact,  and no one is present  from  our firm at the  event,  the  tickets  are a gift,  NOT  business entertainment  and the limits on gifts apply. If an employee wishes to pay for a business guest's transportation (E.G., airfare) and/or accommodations as part of business  entertainment,  he or she must first receive the  permission of his or her supervisor and the Chairperson of the Ethics Committee.

RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or  participate in research  conferences,  tours of portfolio companies' facilities, or meetings with the management of such companies.  These invitations may involve traveling  extensive  distances to and from the sites of the specified  activities and may require overnight  lodging.  Employees may not accept any such invitations  until approval has been secured from their Division heads.  As a general  rule,  such  invitations  should only be accepted  after a determination  has been made that the proposed  activity  constitutes a valuable research  opportunity that will be of primary benefit to our clients. All travel expenses  to and  from the  sites of the  activities,  and the  expenses  of any overnight  lodging,  meals or other  accommodations  provided in connection with such  activities,  should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable.

OTHER PAYMENTS FROM BROKERS, PORTFOLIO COMPANIES, AND VENDORS. Employees may not
accept  reimbursement from brokers,  portfolio companies and vendors for: travel and hotel  expenses;  speaker  fees or honoraria  for  addresses or papers given before audiences;  or consulting  services or advice they may render.  Likewise, employees may neither  request nor accept loans or personal  services from these entities except as offered on the same basis to similarly  situated  individuals or the general public (E.G., permitted margin accounts, credit cards).

POLITICAL  ACTIVITIES.  In  support  of  the  democratic  process,  Price  Group encourages its eligible employees to exercise their rights as citizens by voting in all  elections.  Price  Group  encourages  employees  to study the issues and platforms  as part of the  election  process,  but does not direct  employees to support any particular political party or candidate.

All U.S.-based  officers and directors of Price Group and its  subsidiaries  are required to disclose certain Maryland local and state political contributions on a semi-annual basis (a Political Contribution  Questionnaire is sent to officers and directors each January and July). In addition,  certain employees associated with Investment Services are subject to limitations on and additional  reporting requirements about their political  contributions  under Rule G-37 of the United
States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits  corporate  contributions to campaign  elections for federal office (E.G., U.S. Senate and House of Representatives). This means that
Price Group cannot use corporate funds,  either directly or indirectly,  to help finance any  political  candidate or  officeholder.  It also means that the firm cannot  provide paid leave time to employees  for political  campaign  activity.
However,  employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes  political  contributions  to candidates for local and state offices  in  Maryland  via the T. Rowe  Price  Maryland  Political  Contribution
Committee,  Henry H.  Hopkins,  Chairperson.  T. Rowe Price  DOES NOT  reimburse employees for making contributions to individual candidates or committees.

The  applicable  state or local law controls  the use of corporate  funds in the context of state and local  elections.  No political  contribution  of corporate funds, direct or indirect,  to any political candidate or party, or to any other program that might use the contribution  for a political  candidate or party, or use of  corporate  property,  services or other  assets may be made  without the written  approval of the Legal  Department.  These  prohibitions  cover not only direct  contributions,  but also indirect assistance or support of candidates or political  parties  through  purchase  of tickets  to  special  dinners or other fundraising events, or the furnishing of any other goods,  services or equipment to political  parties or  committees.  Neither Price Group nor its employees may make a political contribution for the purpose of obtaining or retaining business with  government  entities.  The Annual  Verification  includes  a  question  on political contributions.

T. Rowe Price DOES NOT have a Political Action Committee  ("PAC").  However,  T.
Rowe Price has granted  permission to the  Investment  Company  Institute's  PAC
("IMPAC"),  which serves the interests of the investment  company  industry,  to
solicit  T.  Rowe  Price's  senior   management  on  an  annual  basis  to  make
contributions to IMPAC or candidates designated by IMPAC. Contributions to IMPAC are entirely voluntary.

On an  annual  basis,  the  Chair of the  Ethics  Committee  sends  to  Managing
Directors and  U.S.-based  officers  memoranda  describing the  requirements  of
United  States  and   pertinent   state  law  in   connection   with   political
contributions.  The  memorandum  to  officers  is also  posted in on the  firm's
Intranet site under Corporate/Legal so that it is available to everyone employed by or associated with the firm.

An employee may participate in political  campaigns or run for political office, provided such  activity does not conflict with his or her job  responsibilities.
SEE p. 2-2 Should the employee have any questions, he or she should consult with his or her immediate supervisor.

   LOBBYING.  It is important to realize  that,  under some state laws,  limited in-person  contact  with  public  officials  in that state may  trigger  that state's  lobbying  laws.  For  example,  in  Maryland,  if $500 of a person's compensation  can be attributed to face-to-face  contact with  legislative or executive  officials  in a  six-month  period,  he or she may be  required to register  as a Maryland  lobbyist  subject to a variety of  restrictions  and requirements.  Therefore,  it is  imperative  that you avoid any  lobbying on behalf  of the firm  unless  the  activity  is  cleared  first  by the  Legal
   Department to avoid inadvertently  becoming a lobbyist subject to regulation.
   If you have any question  whether your contact with a state's  officials  may trigger  lobbying  laws in that state,  please  contact the Legal  Department
   BEFORE proceeding.

PROTECTION  OF  CORPORATE  ASSETS.  All  personnel  are  responsible  for taking measures  to ensure  that Price  Group's  assets are  properly  protected.  This responsibility  not only  applies  to our  business  facilities,  equipment  and supplies,  but  also to  intangible  assets  such as  proprietary,  research  or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities.  Accordingly,  you may not solicit for your personal  benefit clients or utilize client  relationships to the detriment of the firm.  Similarly,  you may not  solicit  co-workers  to act in any manner detrimental to the firm's interests.

QUALITY  OF  SERVICES.  It is a  continuing  policy  of Price  Group to  provide investment products and services that: (1) meet applicable laws, regulations and industry standards;  (2) are offered to the public in a manner that ensures that each  client/shareholder  understands the objectives of each investment  product selected;  and (3) are  properly  advertised  and  sold in  accordance  with all applicable  SEC,  U.K.,  and  other  international,  state  and NASD  rules  and regulations.

The quality of Price  Group's  investment  products and services and  operations affects our reputation,  productivity,  profitability and market position. Price
Group's goal is to be a quality leader and to create  conditions  that allow and encourage  all  employees  to perform  their duties in an  efficient,  effective manner.

RECORD RETENTION.  Under various U.S., U.K., state, and other  governmental laws and regulations,  certain of Price Group's subsidiaries are required to produce, maintain and retain  various  records,  documents and other  written  (including
electronic)  communications.   For  example,  U.S.  law  generally  requires  an
investment  adviser to retain records in a readily  accessible  location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the  adviser),  although  some  records may be required to be retained longer depending on their nature. SEE Tab 7, Investment Adviser Legal Compliance
Manual. Any questions  regarding  retention  requirements should be addressed to the Legal Department or the TRP  International  Compliance Team, as appropriate.
All personnel are responsible for adhering to the firm's record  maintenance and retention policies.

REFERRAL FEES.  United States  securities laws strictly  prohibit the payment of any type of referral fee unless  certain  conditions are met. This would include any  compensation  to persons  who refer  clients or  shareholders  to us (E.G., brokers, registered  representatives,  consultants, or any other persons) either directly in cash, by fee  splitting,  or indirectly by the providing of gifts or services  (including  the  allocation  of  brokerage).  FSA also  prohibits  the offering of any inducement  likely to conflict with the duties of the recipient.
No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Group's  corporate  affairs,  mutual funds,  investment services,  investment  philosophy and policies,  and related  subjects should be referred  to  the  Public  Relations  Department  in  Baltimore  or  London,  as
appropriate,  for reply. Investment  professionals who are contacted directly by the press concerning a particular fund's  investment  strategy or market outlook may use their own discretion, but are advised to check with the Public Relations
Department if they do not know the reporter or feel it may be  inappropriate  to comment on a particular matter.

RESPONSIBILITY  TO  REPORT  VIOLATIONS.  If  an  officer  of  Group  and/or  its affiliates and  subsidiaries or anyone acting in a supervisory  capacity becomes aware  of a  violation  of the  Code,  he or she  must  report  it to his or her supervisor,  if appropriate,  or the next level of supervisory  authority or the
Director of the Human Resources.  Otherwise,  if you become aware of a violation of this  Code,  you are  encouraged  to report,  on a  confidential  basis,  the violation  to the  appropriate  supervisor.  If  the  supervisor  appears  to be involved  in the  wrongdoing,  the  report  should be made to the next  level of supervisory authority or to the Director of the Human Resources Department. Upon
notification of the alleged violation, the supervisor is obligated to advise the
Legal Department.

It is Price  Group's  policy that no adverse  action  will be taken  against any person who becomes aware of a violation of the Code and reports the violation in good faith.

SERVICE AS TRUSTEE,  EXECUTOR OR PERSONAL  REPRESENTATIVE.  You may serve as the trustee, co-trustee,  executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts  created by nonfamily  members.  However,  if an Access Person expects to be actively involved in an investment  capacity in connection with an estate or trust created by a nonfamily  member,  he or she must first be granted permission  by the Ethics  Committee.  If you serve in any of these  capacities, securities  transactions  effected in such accounts will be subject to the prior approval  (Access  Persons  only,  except for Price Group  stock) and  reporting requirements  (Access Persons AND Non-Access Persons) of our Statement of Policy
on Securities Transactions.

If you presently  serve in any of these  capacities for nonfamily  members,  you should report the relationship in writing to the Ethics Committee.

SPEAKING  ENGAGEMENTS  AND  PUBLICATIONS.  Employees  are often  asked to accept speaking  engagements  on the  subject  of  investments,  finance,  or their own particular  specialty with our organization.  This is encouraged by the firm, as it enhances  our public  relations,  but you should  obtain  approval  from your
Division head before you accept such  requests.  You may also accept an offer to teach a course or seminar on investments  or related  topics (for example,  at a local college) IN YOUR INDIVIDUAL CAPACITY with the approval of the head of your
Division and provided the course is in compliance  with the Guidelines  found in
Investment Services' Compliance Manual.

Before  making  any  commitment  to write or  publish  any  article or book on a subject  related to investments or your work at Price Group,  approval should be obtained from your Division head.

TRADING  IN  SECURITIES  WITH  INSIDE  INFORMATION.  The  purchase  or  sale  of securities while in possession of material,  inside information is prohibited by
U.S., U.K., state and other  governmental  laws and regulations.  Information is considered  inside and  material if it has not been  publicly  disclosed  and is sufficiently  important that it would affect the decision of a reasonable person to buy,  sell or hold  stock  in an  issuer,  including  Price  Group.  Under no circumstances  may you transmit such information to any other person,  except to
Price Group  personnel who are required to be kept informed on the subject.  You should  read  and  understand  the  Statement  of  Policy  on  Material,  Inside
(Non-Public) Information (SEE page 3-1).

April, 2002

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                                 CODE OF ETHICS

o  BROKERAGE CONTROL  COMMITTEES.  There are three Brokerage Control  Committees which set the policy regarding the allocation of client  brokerage.  For more information  for the  U.S.-based  advisers,  contact  the  chair of the Fixed
   Income  Committee,  Vernon Reid,  or the chair of the Equity  Committee,  Jim
   Kennedy,  as  appropriate,   in  Baltimore.  For  more  information  for  the
   international advisers,  contact the chair, John Ford, or the secretary, Neil
   Smith, of the International Committee, in London.

o  ETHICS  COMMITTEE.  The members of the Ethics  Committee  are David Warren in
   London and Henry  Hopkins,  Andy Brooks,  Jim Kennedy,  Bill Reynolds and Joe
   Carrier in Baltimore.

o  CHAIRPERSON OF THE ETHICS COMMITTEE.  The Chairperson of the Ethics Committee
   is Henry  Hopkins.  Requests to him should be sent to the  attention  of John
   Gilner in the Legal  Department,  except that  requests  regarding  IPO's for
   Non-Investment  Personnel  may be  directed  to  either  John  Gilner or Andy
   Brooks.

o  BALTIMORE  LEGAL/COMPLIANCE.  The members of Baltimore  Legal/Compliance  are
   John Gilner, Dottie Jones, Marge Feehley, and Lisa Daniels.

o  TRP  INTERNATIONAL  COMPLIANCE  TEAM.  The  members of the TRP  International
   Compliance Team are Calum Ferguson,  Carol Bambrough,  Rachel Dickens, Jeremy
   Fisher, Maxine Martin and Louise Jones.

o  DESIGNATED  PERSON,  TRP  INTERNATIONAL  COMPLIANCE TEAM. Carol Bambrough and
   Louise Jones.

o  DESIGNATED PERSON, BALTIMORE LEGAL/COMPLIANCE. Dottie Jones.

April, 2002

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

PURPOSE  OF  STATEMENT  OF  POLICY.  The  purpose  of this  Statement  of Policy
("STATEMENT") is to comply with the United States Insider Trading and Securities
Fraud Act's ("ACT")  requirement  to establish,  maintain,  and enforce  written procedures  designed to prevent insider trading and to explain:  (i) the general legal  prohibitions and sanctions  regarding insider trading under both U.S. and
U.K.  law;  (ii) the meaning of the key concepts  underlying  the  prohibitions;
(iii)  your  obligations  in the  event you come into  possession  of  material, non-public  information;  and  (iv) the  firm's  educational  program  regarding insider  trading.  Price  Group  has also  adopted  a  Statement  of  Policy  on
Securities  Transactions (SEE page 4-1), which requires both Access Persons (SEE
p. 4-3) and  Non-Access  Persons  (SEE p. 4-4) to obtain  prior  clearance  with respect to their  transactions  in Price Group stock and requires Access Persons to obtain prior clearance with respect to all pertinent securities transactions.
In addition,  both Access Persons and Non-Access  Persons are required to report such transactions on a timely basis to the firm.

THE BASIC INSIDER  TRADING  PROHIBITION.  The "insider  trading"  doctrine under
United  States  securities  laws  generally   prohibits  any  person  (including
investment advisers) from:

   o  trading  in  a  security  while  in  possession  of  material,  non-public information regarding the issuer of the security;

   o  tipping such information to others;

   o  recommending  the purchase or sale of  securities  while in  possession of such information;

   o  assisting someone who is engaged in any of the above activities.

Thus,  "insider  trading"  is not  limited  to  insiders  of the  company  whose securities  are  being  traded.  It can  also  apply  to  non-insiders,  such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited  to  persons  who  trade.  It also  covers  persons  who  tip  material,
non-public   information  or  recommend  transactions  in  securities  while  in possession of such information.

POLICY OF PRICE  GROUP ON INSIDER  TRADING.  It is the policy of Price Group and its affiliates to forbid any of their officers,  directors,  employees, or other personnel while in possession of material,  non-public information, from trading
securities  or  recommending   transactions,   either  personally  or  in  their
proprietary  accounts or on behalf of others (including mutual funds and private accounts)  or  communicating  material,  non-public  information  to  others  in violation of securities laws of the United States,  the United  Kingdom,  or any other country that has jurisdiction over its activities.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities  transactions must be treated as confidential.  Such information must be confined,  even within the firm, to only those  individuals  and  departments that must have such information in order for the respective  entity to carry out its engagement  properly and effectively.  Ordinarily,  these  prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS  INVOLVING  PRICE GROUP  STOCK.  You are  reminded  that you are an
"insider"  with respect to Price Group since Price Group is a public company and its stock is traded in the  over-the-counter  market. It is therefore  important that you not discuss with family, friends or other persons any matter concerning
Price  Group  that  might  involve  material,  non-public  information,  whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the  individuals  involved in such unlawful  conduct and their firms. A person or entity that  violates the insider  trading laws can be subject to some or all of the penalties  described below,  even if he/she/it does not personally benefit from the violation:

   o  Injunctions;

   o  Treble damages;

   o  Disgorgement of profits;

   o  Criminal fines;

   o  Jail sentences;

   o  Civil  penalties for the person who committed the violation  (which would, under  normal  circumstances,  be the  employee and not the firm) of up to three  times  the  profit  gained  or  loss  avoided,  whether  or not the individual actually benefitted; and

   o  Civil penalties for the controlling  entity (E.G.,  Price Associates) (and other  persons,  such as managers  and  supervisors,  who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided  under U.S. law.  Fines can be unlimited under U.K. law.

In  addition,  any  violation  of this  Statement  can be  expected to result in serious  sanctions  being  imposed by Price  Group,  including  dismissal of the person(s) involved.

The  provisions of both U.S. and U.K. law  discussed  below are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the
Legal Department or the TRP International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

INTRODUCTION.  "Insider trading" is a top enforcement priority of the Securities and Exchange  Commission.  In 1988,  the Insider  Trading and  Securities  Fraud
Enforcement  Act was signed into law. This Act has had a far-reaching  impact on all public companies and especially those engaged in the securities brokerage or investment  advisory  industries,  including  directors,  executive officers and other controlling persons of such companies. Specifically, the Act:

   WRITTEN PROCEDURES.  Requires SEC-registered brokers,  dealers and investment advisers to establish,  maintain and enforce written  policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

   CIVIL   PENALTIES.   Imposes  severe  civil  penalties  on  brokerage  firms,
   investment  advisers,  their  management  and  advisory  personnel  and other
   "controlling  persons"  who fail to take  adequate  steps to prevent  insider trading and illegal  tipping by  employees  and other  "controlled  persons."
   Persons who directly or indirectly control violators, including entities such as Price  Associates and their  officers and directors,  face penalties to be determined by the court in light of the facts and  circumstances,  but not to exceed the greater of  $1,000,000  or three times the amount of profit gained or loss avoided as a result of the violation.

   CRIMINAL  PENALTIES.  Provides  as  penalties  for  criminal  securities  law violations:

      o  Maximum jail term -- from five to ten years;
      o  Maximum criminal fine for individuals -- from $100,000 to $1,000,000;
      o  Maximum criminal fine for entities -- from $500,000 to $2,500,000.

   PRIVATE RIGHT OF ACTION.  Establishes a statutory  private right of action on
   behalf  of   contemporaneous   traders  against  insider  traders  and  their
   controlling persons.

   BOUNTY  PAYMENTS.  Authorizes the SEC to award bounty payments to persons who provide information leading to the successful  prosecution of insider trading violations.  Bounty  payments are at the  discretion  of the SEC, but may not exceed 10% of the penalty imposed.

The Act has been supplemented by three SEC rules,  10b5-1,  10b5-2 and FD, which are discussed later in this Statement.

BASIC  CONCEPTS OF INSIDER  TRADING.  The four  critical  concepts  under United
States law in insider  trading cases are: (1)  fiduciary  duty/misappropriation,
(2)  materiality,  (3)  non-public,  and (4)  use/possession.  Each  concept  is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, DIRKS V. SEC and CHIARELLA V.
UNITED  STATES,  the United States  Supreme Court held that insider  trading and tipping  violate  the  federal  securities  law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical  breach of duty arises when an insider,  such as a corporate  officer, purchases  securities  of his or her  corporation  on  the  basis  of  material, non-public  information.  Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability  for  insider  trading;  it could  also  involve a breach of duty to a client, an employer,  employees,  or even a personal acquaintance.  For example, courts have held that if the insider  receives a personal benefit (either direct or  indirect)  from the  disclosure,  such as a pecuniary  gain or  reputational benefit, that would be enough to find a fiduciary breach.

The concept of who  constitutes  an  "insider" is broad.  It includes  officers, directors and employees of a company. In addition,  a person can be a "temporary insider" if he or she enters into a confidential  relationship in the conduct of a company's affairs and, as a result, is given access to information  solely for the  company's  purpose.  A  temporary  insider can  include,  among  others,  a company's attorneys,  accountants,  consultants,  and bank lending officers,  as well as the employees of such organizations.  In addition, any person may become a  temporary  insider of a company if he or she  advises the company or provides other  services,  provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a  "misappropriation"  theory,  an outsider
(such as an  investment  analyst)  may be liable if he or she breaches a duty to anyone by: (1) obtaining information  improperly,  or (2) using information that was obtained  properly for an improper purpose.  For example,  if information is given  to  an  analyst  on a  confidential  basis  and  the  analyst  uses  that
information   for   trading   purposes,   liability   could   arise   under  the
misappropriation  theory.  Similarly,  an analyst who trades in breach of a duty owed  either  to his  or  her  employer  or  client  may  be  liable  under  the
misappropriation   theory.   For   example,   the  Supreme   Court   upheld  the
misappropriation theory when a lawyer received material,  non-public information from a law partner who represented a client  contemplating a tender offer, where that  lawyer  used the  information  to trade in the  securities  of the  target company.

SEC Rule 10b5-2 provides a non-exclusive  definition of circumstances in which a person has a duty of trust or confidence for purposes of the  "misappropriation"
theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

   (1)  Whenever a person agrees to maintain information in confidence;

   (2)  Whenever the person communicating the material nonpublic information and the  person  to whom it is  communicated  have a  history,  pattern,  or
        practice  of  sharing   confidences,   that  resulted  in  a  reasonable
        expectation of confidentiality; or

   (3)  Whenever a person  receives or obtains  material  nonpublic  information from his or her spouse,  parent,  child,  or sibling  unless it is shown affirmatively,  based on the  facts  and  circumstances  of that  family
        relationship,    that   there   was   no   reasonable   expectation   of
        confidentiality.

The  situations  in which a person can trade while in  possession  of  material, non-public  information  without  breaching a duty are so complex and  uncertain that the only safe course is not to trade, tip or recommend  securities while in possession of material, non-public information.

MATERIALITY.  Insider trading  restrictions arise only when the information that is used for trading,  tipping or  recommendations is "material." The information need not be so important  that it would have changed an  investor's  decision to buy or sell;  rather,  it is enough that it is the type of  information on which reasonable investors rely in making purchase, sale, or hold decisions.

   RESOLVING  CLOSE CASES.  The United  States  Supreme  Court has held that, in close cases,  doubts about whether or not  information is material  should be resolved in favor of a finding of materiality.  You should also be aware that your  judgment  regarding  materiality  may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

   EFFECT ON MARKET PRICE. Any information  that, upon disclosure,  is likely to have a  significant  impact  on the  market  price of a  security  should  be considered material.

   FUTURE EVENTS.  The materiality of facts relating to the possible  occurrence of future events depends on the likelihood  that the event will occur and the significance of the event if it does occur.

   ILLUSTRATIONS.  The following list,  though not  exhaustive,  illustrates the types of matters that might be considered material:  a joint venture,  merger or acquisition;  the declaration or omission of dividends; the acquisition or loss of a significant  contract;  a change in control or a significant change in  management;  a call of  securities  for  redemption;  the  borrowing of a significant  amount of funds; the purchase or sale of a significant  asset; a significant  change in capital  investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make  purchases  of the  company's  own  shares;  a tender  offer for another company's  securities;  an event of technical  default or default on interest and/or principal payments;  advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

NON-PUBLIC  VS.  PUBLIC  INFORMATION.  Any  information  that is not "public" is deemed to be  "non-public."  Just as an  investor is  permitted  to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public.  Information is considered  public if it has been disseminated in a manner making it available to investors generally.  An example of non-public  information  would  include  material  information  provided to a select group of analysts but not made available to the  investment  community at large. Set forth below are a number of ways in which non-public  information may be made public.

   DISCLOSURE TO NEWS SERVICES AND NATIONAL  PAPERS.  The U.S.  stock  exchanges
   require   exchange-traded   issuers  to  disseminate   material,   non-public
   information about their companies to: (1) the national business and financial
   newswire  services  (Dow  Jones  and  Reuters);   (2)  the  national  service
   (Associated Press); and (3) The New York Times and The Wall Street Journal.

   LOCAL DISCLOSURE.  An announcement by an issuer in a local newspaper might be sufficient  for a  company  that is only  locally  traded,  but  might not be sufficient for a company that has a national market.

   INFORMATION IN SEC REPORTS.  Information  contained in reports filed with the
   SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (I.E.,  such as being disclosed in one of the public media described above),  Price Group and its personnel  must wait a sufficient  period of time after the  information  is first publicly  released before trading or initiating  transactions to allow the information to be fully  disseminated.  Price Group may also follow Chinese Wall procedures, as described on page 3-12 of this Statement.

CONCEPT  OF  USE/POSSESSION.  It is  important  to note  that the SEC  takes the position  that the law  regarding  insider  trading  prohibits  any person  from trading in a security in  violation of a duty of trust and  confidence  WHILE in possession of material,  non-public information regarding the security.  This is in contrast to trading ON THE BASIS of the material,  non-public information. To illustrate  the problems  created by the use of the  "possession"  standard,  as opposed to the "caused" standard, the following three examples are provided:

   FIRST,  if the  investment  committee  to a Price  mutual fund were to obtain material,  non-public information about one of its portfolio companies from a
   Price equity research analyst,  that fund would be prohibited from trading in the securities to which that information  relates. The prohibition would last until the information is no longer material or non-public.

   SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security,  then the committee  members,  the  applicable  Price
   Adviser,  and  possibly  management  personnel  might be liable  for  insider trading violations.

   THIRD,  even if the  investment  committee  to the Fund  does  not come  into possession  of the  material,  non-public  information  known  to the  equity research  analyst,  if it trades  in the  security,  it may have a  difficult burden of proving to the SEC or to a court that it was not in  possession  of such information.

The SEC has  expressed  its view about the  concept of trading "on the basis" of material,  nonpublic  information in Rule 10b5-1. Under Rule 10b5-1, and subject to the  affirmative  defenses  contained  in the rule,  a purchase  or sale of a security of an issuer is "on the basis of" material nonpublic  information about that  security or issuer if the person  making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

A  person's  purchase  or  sale is not "on the  basis  of"  material,  nonpublic information if he or she demonstrates that:

   (A)  Before becoming aware of the information, the person had:

        (1)  Entered into a binding contract to purchase or sell the security;

        (2)  Instructed  another person to purchase or sell the security for the instructing person's account, or

        (3)  Adopted a written plan for trading securities.

When a contract,  instruction  or plan is relied  upon under this rule,  it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1,  a person other than a natural person (E.G., one of the Price
Advisers) may also  demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

   o  The individual  making the investment  decision on behalf of the person to purchase or sell the securities was not aware of the information; and

   o  The person had implemented reasonable policies and procedures, taking into consideration  the  nature  of  the  person's  business,  to  ensure  that individuals  making  investment  decisions  would  not  violate  the  laws prohibiting trading on the basis of material nonpublic information.  These policies and  procedures  may include  those that  restrict any  purchase, sale,  and  causing any  purchase or sale of any  security as to which the person has  material  nonpublic  information,  or those that  prevent such individuals from becoming aware of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an  actual  or  impending  tender  offer by a  person  who is in  possession  of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances  should you trade in  securities  while in possession  of material,  non-public  information regarding a potential tender offer.

SELECTIVE  DISCLOSURE OF MATERIAL,  NON-PUBLIC  INFORMATION BY PUBLIC COMPANIES.
The SEC has adopted  Regulation FD to prohibit  certain issuers from selectively disclosing  material,  nonpublic  information  to certain  persons  who would be expected  to trade on it.  The rule  applies  only to  publicly-traded  domestic
(U.S.) companies, not to foreign government or foreign private issuers.

Under this rule, whenever:

   o  An issuer, or person acting on its behalf,

   o  discloses material, non-public information,

   o  to securities professionals,  institutional investors, broker-dealers, and holders of the issuer's securities,

   o  the issuer must make public disclosure of that same information,

   o  simultaneously (for intentional disclosures), or

   o  promptly  within 24 hours after  knowledge of the  disclosure  by a senior official (for non-intentional disclosures).

Regulation  FD does not  apply to all of the  issuer's  employees;  rather  only
communications  by  an  issuer's  senior  management   (executive  officers  and
directors),  its  investor  relations  professionals,  and others who  regularly communicate with market professionals and security holders are covered.  Certain recipients of information are also excluded from the Rule's coverage,  including persons who are subject to a confidentiality agreement,  credit rating agencies, and "temporary  insiders," such as the issuer's lawyers,  investment bankers, or accountants.

INFORMATION REGARDING PRICE GROUP.

The  illustrations of material  information  found on page 3-5 of this Statement are equally  applicable  to Price Group as a public  company and should serve as examples  of the types of  matters  that you  should not  discuss  with  persons outside  the firm.  Remember,  even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted,  your status as an informant or "tipper" would directly involve you in the case.

U.K. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

In the U.K.,  insider trading is prohibited by two levels of legislation;  under criminal  law by the  Criminal  Justice Act 1993 (the "CJA  1993"),  and under a parallel civil regime by the Financial  Services and Markets Act 2000 (the "FSMA
2000").

Part VIII of the FSMA 2000  contains  provisions  that set out the penalties for market abuse. The regulating body in the U.K., the Financial  Services Authority
(the  "FSA"),  has issued a Code of Market  Conduct that  describes  this market abuse regime.

Under the Code of Market  Conduct there are three types of market abuse offense, one in  relation  to the misuse of  information,  one in  relation to creating a false or misleading  impression,  and one in relation to market distortion.  The offenses and penalties relating to the misuse of information are described below on page 3-10.

THE CRIMINAL JUSTICE ACT 1993

The CJA 1993 prohibits an "insider" from:

   o  dealing in "securities" about which he or she has "inside information";

   o  encouraging another person to deal in those securities;

   o  disclosing  the  "inside   information"   otherwise  than  in  the  proper
      performance of the insider's employment office or profession.

The  definition  of  "securities"  is  very  wide  and is not  limited  to  U.K.
securities.  The CJA 1993 also covers all dealing in "securities," whether on or off market and whether done within or without the U.K

The following flow chart illustrates the core concepts under the CJA 1993:

                                  [FLOW CHART]

WHO IS AN INSIDER?  A person has information as an "insider" if:

   o  it is, and he or she knows that it is, "inside information" and;

   o  he or she has it, and knows that he or she has it,  directly or indirectly from an "inside  source." An "inside source" is any director,  employee or shareholder  of an issuer of  securities  or anyone  having  access to the information  by virtue of his or her  employment,  profession,  office and duties.

WHAT  IS  INSIDE  INFORMATION  UNDER  THE  CJA  1993?  "Inside  Information"  is
information which:

   o  relates to particular securities, or particular issuers of securities;

   o  is specific or precise;

   o  has not been "made public"; and

   o  is likely  to have a  significant  effect  on the  price if it were  "made public." Examples of  price-sensitive  information would include knowledge of any:

   o  proposed takeover or merger;

   o  potential company insolvency;

   o  unpublished  information  as to profits or losses of any  company  for any period;

   o  decision by a company concerning dividends or other distributions;

   o  proposed change in the capital structure of a company;

      o  material acquisitions or realizations of assets by a company;

      o  substantial acquisition or disposal of shares of a company;

      o  proposal to change the general character or nature of the business of a company or group;

      o  proposed change in the directors or senior executives of a company; and

      o  substantial borrowing by a company.

WHEN IS INFORMATION MADE PUBLIC?  Information is "made public" if it:

   o  is published in  accordance  with the rules of a regulated  market for the purpose of informing investors and their professional advisers;

   o  is contained in records open to public inspection;

   o  can be readily acquired by any person likely to deal in the securities

      o  to which the information relates, or

      o  of an issuer to which the information relates;

      o  is derived from information which has been "made public".

CRIMINAL  PENALTIES.  The  penalties  under the CJA 1993 are a maximum  of seven years imprisonment and an unlimited fine.

THE FINANCIAL  SERVICES AND MARKETS ACT 2000 - THE MISUSE OF  INFORMATION  UNDER
THE CODE OF MARKET CONDUCT

Under FSMA 2000,  the misuse of information is defined as "BEHAVIOUR . . . BASED
ON  INFORMATION  WHICH IS NOT GENERALLY  AVAILABLE TO THOSE USING THE MARKET BUT
WHICH, IF AVAILABLE TO A REGULAR USER OF THE MARKET, WOULD OR WOULD BE LIKELY TO
BE REGARDED BY HIM AS RELEVANT WHEN DECIDING THE TERMS ON WHICH  TRANSACTIONS IN
INVESTMENTS OF THE KIND IN QUESTION SHOULD BE EFFECTED." As required by the FSMA
2000, the FSA has published a Code of Market  Conduct that provides  guidance in determining  which types of behavior  may be  considered  to  constitute  market abuse.  The misuse of  information  offense is one of the three  types of market abuse offense; the other two relate to creating a false or misleading impression and market distortion.

It should be noted  that  there  does not need to be any  intent  for the market abuse  offense to be committed;  a person can therefore in theory  inadvertently commit an offence. Additionally the market abuse regime under the Code of Market
Conduct purports to have extra-territorial reach.

The Code of Market Conduct,  including annexes, runs to over a hundred pages and is written in descriptive style which makes it difficult to read, assimilate and apply in  practical  context.  The flow  chart  attached  to this  Statement  as
Appendix B has therefore been prepared to illustrate  the principal  concepts of the Code of Market  Conduct  as they  relate to the misuse of  information.  Any questions regarding the Code of Market Conduct should be directed to a member of the TRP International Compliance Team.

REQUIRING OR ENCOURAGING - Although  individuals may not have personally engaged in market  abuse,  they still commit an offense if they  "require or  encourage"
another to engage in market abuse.  An  individual  taking (or  refraining  from taking) any action "requiring or encouraging" another person to engage in market abuse  does  not  have to  receive  any  benefit  for an  offense  to have  been committed.

PENALTIES AND BURDEN OF PROOF - The standard of proof required for an offense to have been committed  under the FSMA 2000 is not the U.K.  criminal law standard,
I.E.  "beyond  all  reasonable  doubt."  The lower U.K.  civil law  standard  of
"balance of  probabilities"  applies,  although some areas of the Code of Market
Conduct make reference to "reasonable  likelihood."  Despite the lower burden of proof, the penalties available to the FSA are severe; the FSA can levy unlimited fines,  issue public  censure and can suspend or withdraw the  authorization  of firms or individuals.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described  below and refrain from  disclosing the information to anyone else,  including persons within Price Group, unless specifically  advised to the contrary.

Specifically, you may not:

   o  Trade in securities to which the material, non-public information relates;

   o  Disclose the information to others;

   o  Recommend  purchases or sales of the  securities to which the  information relates.

If it is determined that the information is material and non-public,  the issuer will be placed on either:

   o  A Restricted List ("RESTRICTED  LIST") in order to prohibit trading in the security by both clients and Access Persons; or

   o  A Watch List ("WATCH  LIST"),  which restricts the flow of the information to  others  within  Price  Group  in order to  allow  the  Price  Advisers investment  personnel to continue  their ordinary  investment  activities.
      This procedure is commonly referred to as a CHINESE WALL.

The Watch List is highly  confidential and should,  under no  circumstances,  be disseminated to anyone except  authorized  personnel in the Legal Department and
Baltimore  Legal/Compliance  who are  responsible  for  placing  issuers  on and monitoring  trades in  securities  of issuers  included  on the Watch  List.  As described below, if a Designated Person on the TRP International Compliance Team
believes  that an issuer  should be  placed  on the Watch  List,  he or she will contact Baltimore  Legal/Compliance.  Baltimore Legal/Compliance will coordinate review of trading in the  securities  of that issuer with the TRP  International
Compliance Team as appropriate.

The person whose  possession of or access to inside  information  has caused the inclusion of an issuer on the Watch List may never trade or recommend  the trade of the  securities  of that issuer  without the specific  prior  approval of the
Legal Department.

The  Restricted  List  is  also  highly   confidential  and  should,   under  no
circumstances, be disseminated to anyone outside Price Group.

FOR U.S. - BASED PERSONNEL:

An  individual  subject to the Code who is based in the United States and is, or believes he or she may be, in  possession  of material,  non-public  information should  immediately  contact  the  Legal  Department.  If the  Legal  Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the
Restricted List, Baltimore  Legal/Compliance will promptly relay the identity of the issuer,  the person(s) in possession of the information,  the reason for its inclusion,  and the local  time and date on which the  issuer  was placed on the
Restricted List to a Designated Person on the TRP International  Compliance Team
and to the Head  Dealer at the Hong  Kong  Dealing  Desk or his or her  designee
(collectively the "HONG KONG HEAD DEALER"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by Baltimore Legal/Compliance.

If the U.S.-based individual is unsure about whether the information is material or non-public,  he or she should  immediately  contact the Legal  Department for advice and may not disclose the  information  or trade in the security until the issue is resolved.  The U.S.-based  person may only disclose the  information if approved on a "need to know" basis by the Legal Department.

When  the   information   is  no  longer   material  or  is  public,   Baltimore
Legal/Compliance  will  remove the  issuer  from the Watch or  Restricted  List, noting the reason for and the date and local time of removal of the issuer  from the List. If the issuer is being  removed from the  Restricted  List,  Baltimore
Legal/Compliance  will promptly relay this information to a Designated Person on the TRP  International  Compliance  Team and to the Hong Kong Head  Dealer.  The
Designated  Person will remove the issuer  from the  Restricted  List in London.
Baltimore  Legal/Compliance  will document the removal of the issuer from either
List.

If you receive a private  placement  memorandum and the existence of the private offering and/or the contents of the memorandum is material and  non-public,  you should contact the Legal  Department for a  determination  of whether the issuer should be placed on the Watch or Restricted List.

FOR INTERNATIONAL PERSONNEL:

An individual stationed in London,  Paris,  Copenhagen,  or Buenos Aires will be referred  to in  this  portion  of  the  Statement  as  "LONDON  PERSONNEL."  An individual  stationed  in Hong Kong,  Singapore  or Tokyo will be referred to in this portion of the Statement as "HONG KONG PERSONNEL."

   o  PROCEDURES FOR LONDON  PERSONNEL.  Whenever a person  identified as London
      Personnel  is, or believes he or she may be, in  possession  of  material, non-public  information about a security or an issuer of a security, he or she should  immediately  inform one of the  Designated  Persons on the TRP
      International  Compliance  Team  that he or she is in  possession  of such information  and the  nature of the  information.  If the  information  is determined to be material and non-public, the Designated Person on the TRP
      International  Compliance Team will make a record of this  notification by contacting a Designated Person in Baltimore  Legal/Compliance to place the issuer on the Watch List or by placing the issuer on the Restricted  List.
      If the Designated Person on the TRP  International  Compliance Team places the  issuer on the  Restricted  List,  he or she will note such  pertinent information as the identity of the issuer,  the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer  was  placed on this List.  If the issuer is placed on the Restricted  List, he or she will also promptly relay this  information to one of the Designated Persons in Baltimore  Legal/Compliance,  who will place the issuer on the Restricted List in Baltimore, and to the Hong Kong
      Head Dealer.

      If the  London  Personnel  is unsure  about  whether  the  information  is material  and  non-public,  he or she should  immediately  contact the TRP
      International  Compliance Team, the TRPI Compliance  Officer, or the Legal
      Department for advice and may not disclose the information or trade in the security  until the  issue is  resolved.  The  London  Personnel  may only disclose the  information if approved on a "need to know" basis by the TRP
      International  Compliance Team, the TRPI Compliance  Officer, or the Legal
      Department.

      When the  information  is no  longer  material  or is  public,  one of the
      Designated Persons on the TRP International Compliance Team will contact a
      Designated  Person in Baltimore  Legal/Compliance  regarding  removing the issuer from the Watch List or will  remove the issuer from the  Restricted
      List and note the reason for and the date and local time of removal of the issuer from this List. If the issuer is being removed from the  Restricted
      List, he or she will also  promptly  relay the  information  to one of the
      Designated Persons in Baltimore Legal/Compliance and to the Hong Kong Head
      Dealer.  Baltimore  Legal/Compliance  will  remove  the  issuer  from  the
      Restricted  List  in  Baltimore.  If the  Designated  Person  on  the  TRP
      International  Compliance  Team is unsure  whether  the  issuer  should be removed from the Watch or Restricted  List, he or she should first contact the TRPI  Compliance  Officer or the Legal  Department for advice.  If the
      Designated Persons on the TRP Compliance Team are unavailable,  the London
      Employee  should  contact  the  TRPI  Compliance   Officer  or  the  Legal
      Department regarding removal of the issuer from the Restricted List.

   o  PROCEDURES FOR HONG KONG PERSONNEL.  Whenever a person  identified as Hong
      Kong  Personnel  is,  or  believes  he or she may  be,  in  possession  of material,  non-public  information  about a security  or the issuer of any security,  he or she should  immediately  inform the Hong Kong Head Dealer that he or she is in possession of such  information and the nature of the information.  The  Hong  Kong  Head  Dealer  will  make a  record  of this notification,  noting the person(s) in possession of the information,  the nature  of the  information,  and the  local  time and  date on which  the information  was  received,  and  contact by e-mail as soon as  possible a
      Designated Person on the TRP International Compliance Team or, if they are unavailable, in Baltimore Legal/Compliance.  Until a Designated Person has
      determined  whether the issuer should be placed on the Watch or Restricted
      List,  the Hong Kong Dealing Desk will refrain from trading the securities of the issuer. The Designated Person will inform the Hong Kong Head Dealer
      and  a  Designated   Person  in  the  other  location   (I.E.,   Baltimore
      Legal/Compliance  or the TRP  International  Compliance  Team)  as soon as possible  regarding whether or not the issuer has been placed on the Watch and Restricted List.

      If the Hong Kong  Personnel is unsure  about  whether the  information  is material and  non-public,  he or she should  immediately  contact the Hong
      Kong Head Dealer.  The Hong Kong  Personnel  and the Hong Kong Head Dealer
      may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the
      Legal Department.

      The Hong Kong  Personnel  or the Hong Kong Head  Dealer  should  contact a
      Designated Person on the TRP International Compliance Team or in Baltimore
      Legal/Compliance,  the TRPI Compliance  Officer,  or the Legal  Department
      regarding  removal  of the  issuer  from  the  Restricted  List.  When the information is no longer material and/or  non-public,  a Designated Person will remove the issuer from the Restricted  List,  note the reason for and the date and  local  time of  removal  of the  issuer  from  this List and promptly relay the  information  to one of the  Designated  Persons in the other  location and to the Hong Kong Head Dealer.  The  Designated  Person
      will remove the issuer from the Restricted List in that location. The Hong
      Kong  Personnel or the Hong Kong Head Dealer  should  contact a Designated
      Person in Baltimore  Legal/Compliance regarding removal of the issuer from the Watch List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

To ensure the  integrity of the Chinese  Wall,  and the  confidentiality  of the
Restricted  List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

   o  Do  not  discuss  confidential   information  in  public  places  such  as
      elevators, hallways or social gatherings;

   o  To the  extent  practical,  limit  access to the  areas of the firm  where confidential  information could be observed or overheard to employees with a business need for being in the area;

   o  Avoid  using  speaker  phones  in areas  where  unauthorized  persons  may overhear conversations;

   o  Where  appropriate,  maintain the  confidentiality of client identities by using code names or numbers for confidential projects;

   o  Exercise  care  to  avoid  placing   documents   containing   confidential
      information  in areas where they may be read by  unauthorized  persons and store such documents in secure locations when they are not in use; and

   o  Destroy copies of confidential documents no longer needed for a project.

ADDITIONAL PROCEDURES

EDUCATION  PROGRAM.  While the  probability  of research  analysts and portfolio managers  being  exposed to  material,  non-public  information  with respect to issuers  considered  for  investment  by clients  is greater  than that of other personnel,  it is  imperative  that all  personnel  understand  this  Statement, particularly  since the insider trading  restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand
Price Group's policy with respect to insider trading,  the following program has been adopted.

   INITIAL REVIEW FOR NEW PERSONNEL.  All new persons subject to the Code, which includes  this  Statement,  will  be  given a copy  it at the  time of  their association  and will be  required  to  certify  that  they  have  read it. A representative  of the Legal Department or the TRP  International  Compliance
   Team,  as  appropriate,  will review the  Statement  with each new  portfolio manager,  research analyst,  and trader, as well as with any person who joins the  firm as a vice  president  of Price  Group,  promptly  after  his or her employment in that position.

   REVISION  OF  STATEMENT.  All  persons  subject to the Code will be  informed whenever this Statement is materially revised.

   ANNUAL   REVIEW  WITH   RESEARCH   ANALYSTS,   COUNSELORS   AND  TRADERS.   A
   representative  of the Legal Department or the TRP  International  Compliance
   Team,  as  appropriate,  will review this  Statement at least  annually  with portfolio managers, research analysts, and traders.

   ANNUAL  CONFIRMATION  OF COMPLIANCE.  All persons subject to the Code will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS.  If you have any  questions  with  respect to the  interpretation  or application  of this  Statement,  you are  encouraged  to discuss them with your immediate supervisor or the Legal Department,  the TRP International  Compliance
Team, or the TRPI Compliance Officer, as appropriate.

April, 2002

                                                                      APPENDIX B

                    MISUSE OF INFORMATION UNDER THE FSMA 2000

|----------------------------------------------------------------|
|Does the proposed action involve "behavior" that comes within   |
|the scope of the FSMA 2000?  [N.B. Inaction may also be an      |
|offense when a required disclosure is not made.]                |--No---------|
|                                                                |             |
|"Behavior" includes:  dealing, arranging, advising, disclosing  |             |
| and managing.                                                  |             |
|----------------------------------------------------------------|             |
                                |                                              |
                                | Yes                                          |
                                V                                              |
|----------------------------------------------------------------|             |
|Does the behavior relate to investments that are traded         |             |
|OR TRADABLE on U.K. markets, or any derivative of such          |             |
|an investment?                                                  |--No---------|
|----------------------------------------------------------------|             |
                                |                                              |
                                | Yes                                          |
                                V                                              |
|----------------------------------------------------------------|             |
|If the behavior based upon information, I.E., will information  |             |
|have a material influence on any action?                        |--No---------|
|                                                                |             |
|----------------------------------------------------------------|             |
                                |                                              |
                                | Yes                                          |
                                V                                              |
|----------------------------------------------------------------|             |
|Is the information generally available?  (N.B. Information      |             |
|obtained by research or analysis is regarded as being           |             |
|generally available.]                                           |--Yes--------|
|                                                                |             |
|----------------------------------------------------------------|             |
                                |                                              |
                                | No                                           |
                                V                                              V
|----------------------------------------------------------------|      |--------------|
|Is the information "relevant information"?                      |--No--|Behavior does |
|                                                                |      |not constitute|
|[In determining the relevance of information FSA will have      |      |market abuse  |
|regard to: how precise, significant, current and reliable       |      |through the   |
|information is. The extent to which the information is available|      |misuse of     |
|and the extent to which other relevant material information is  |      |information   |
| available will also be considered.]                            |      |--------------|
|----------------------------------------------------------------|             ^
                                |                                              |
                                | Yes                                          |
                                V                                              |
|----------------------------------------------------------------|             |
|Is the information "disclosable" or "announceable"? In this     |             |
|context "disclosable" generally means information that has to be|             |
|disclosed in accordance with a legal or regulatory requirement, |--No---------|
|and "announceable" generally means information that is routinely|             |
|the subject of a public announcement. [Please ask a member of   |             |
|the TRP International Compliance Team for specific guidance.]   |             |
|----------------------------------------------------------------|             |
                                |                                              |
                                | Yes                                          |
                                V                                              |
|----------------------------------------------------------------|             |
|Does a "safe harbor" apply?                                     |             |
|                                                                |             |
|Safe harbors are types of behaviour that are confirmed as not   |             |
|being market abuse by the Code of Market Conduct. [Please ask a |--Yes--------|
|member of the TRP International Compliance Team for specific    |
| guidance.]                                                     |
|----------------------------------------------------------------|
                                |
                                | No
                                V
|-------------------------------------------------------------------------------|
|      REFER TO TRP INTERNATIONAL COMPLIANCE TEAM - POSSIBLE MARKET ABUSE.      |
|-------------------------------------------------------------------------------|

April, 2002

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

   LEGAL  REQUIREMENT.  In accordance  with the  requirements  of the Securities
   Exchange Act of 1934,  the  Investment  Company Act of 1940,  the  Investment
   Advisers Act of 1940, the Insider  Trading and Securities  Fraud  Enforcement
   Act of 1988, and the various United Kingdom laws and regulations, Price Group and the mutual funds ("PRICE FUNDS") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("STATEMENT").

   PRICE  ADVISERS'  FIDUCIARY  POSITION.  As  investment  advisers,  the  Price
   Advisers are in a fiduciary  position  which requires them to act with an eye only to the benefit of their clients,  avoiding those  situations which might place,  or appear to place,  the  interests  of the Price  Advisers  or their officers, directors and employees in conflict with the interests of clients.

   PURPOSE OF STATEMENT. The Statement was developed to help guide Price Group's employees  and  independent  directors and the  independent  directors of the
   Price Funds in the conduct of their personal investments and to:

   o  eliminate the  possibility of a transaction  occurring that the Securities and Exchange  Commission or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

   o  avoid situations where it might appear that Price Group or the Price Funds or any of their  officers,  directors,  employees,  or other personnel had personally  benefited  at the expense of a client or fund  shareholder  or taken inappropriate advantage of their fiduciary positions; and

   o  prevent,   as  well  as  detect,   the  misuse  of  material,   non-public
      information.

   Those subject to the Code, including the independent directors of Price Group and the Price  Funds,  are urged to consider  the reasons for the adoption of this  Statement.  Price  Group's and the Price  Funds'  reputations  could be adversely  affected  as the  result of even a single  transaction  considered questionable  in light of the fiduciary  duties of the Price Advisers and the independent directors of the Price Funds.

   FRONT  RUNNING.  Front  Running is illegal.  It is  generally  defined as the purchase  or sale of a security  by an  officer,  director  or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar  transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

PERSONS  SUBJECT  TO  STATEMENT.  The  provisions  of this  Statement  apply  as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below.
The  provisions  of this  Statement  may also  apply to an  Access  Person's  or
Non-Access  Person's spouse,  minor children,  and certain other  relatives,  as further  described on page 4-4 of this Statement.  Access Persons are subject to all provisions of this Statement  except  certain  restrictions  on purchases in initial  public  offerings that apply only to Investment  Personnel.  Non-Access
Persons are subject to the general principles of the Statement and its reporting requirements,  but are  exempt  from  prior  clearance  requirements  except for transactions  in Price Group  stock.  The persons and  entities  covered by this
Statement are:

   PRICE GROUP. Price Group, each of its subsidiaries and affiliates,  and their retirement plans.

   EMPLOYEE PARTNERSHIPS. Partnerships such as Pratt Street Ventures.

   PERSONNEL.  Each officer, inside director and employee of Price Group and its subsidiaries  and affiliates,  including T. Rowe Price  Investment  Services,
   Inc., the principal underwriter of the Price Funds.

   CERTAIN TEMPORARY WORKERS. These workers include:

   o  All   temporary   workers   hired  on  the  Price  Group   payroll   ("TRP
      TEMPORARIES");

   o  All agency  temporaries whose assignments at Price Group exceed four weeks or whose  cumulative  assignments  exceed eight weeks over a  twelve-month period;

   o  All independent or  agency-provided  consultants whose assignments  exceed four  weeks or whose  cumulative  assignments  exceed  eight  weeks over a twelve-month  period AND whose work is closely related to the ongoing work of Price  Group's  employees  (versus  project work that stands apart from ongoing work); and

   o  Any  contingent  worker whose  assignment is more than casual in nature or who will be exposed to the kinds of information  and situations that would create conflicts on matters covered in the Code.

   RETIRED  EMPLOYEES.  Retired employees of Price Group who continue to receive investment  research  information from one or more of the Price Advisers will be subject to this Statement.

   INDEPENDENT  DIRECTORS OF PRICE GROUP,  THE SAVINGS BANK AND THE PRICE FUNDS.
   The  independent  directors of Price Group include  those  directors of Price
   Group who are neither  officers  nor  employees  of Price Group or any of its subsidiaries or affiliates.  The  independent  directors of the T. Rowe Price
   Savings Bank ("SAVINGS BANK") include those directors of the Savings Bank who are neither  officers nor employees of Price Group or any of its subsidiaries or  affiliates.  The  independent  directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of
   Price Group.

   Although subject to the general  principles of this Statement,  including the definition of "beneficial  ownership," independent directors are subject only to modified reporting requirements. SEE p. 4-17. The independent directors of the  Savings  Bank and the  Price  Funds  are  exempt  from  prior  clearance requirements.  The  independent  directors of Price Group are exempt from the prior clearance requirements except for Price Group stock.

ACCESS PERSONS.  Certain persons and entities are classified as "ACCESS PERSONS"
under the Code. The term "ACCESS PERSON" means:

   o  the Price Advisers;

   o  any officer (vice president or above) or director  (excluding  independent directors) of any of the Price Advisers or the Price Funds;

   o  any  person  associated  with  Price  Group or the  Price  Funds  who,  in
      connection   with  his  or  her  regular   functions  or  duties,   makes,
      participates  in, or obtains or has access to  information  regarding  the purchase or sale of securities by a Price Fund or other  advisory  client, or whose  functions  relate  to the  making  of any  recommendations  with respect to the purchases or sales; or

   o  any person in a control  relationship  to any of the Price  Advisers  or a
      Price  Fund  who   obtains  or  has  access  to   information   concerning
      recommendations  made to a Price Fund or other advisory client with regard to the  purchase  or sale of  securities  by the  Price  Fund or  advisory client.

   All Access Persons are notified of their status under the Code.

   INVESTMENT  PERSONNEL.  An Access Person is further identified as "INVESTMENT
   PERSONNEL" if, in connection with his or her regular  functions or duties, he or she  "makes  or  participates  in  making  recommendations  regarding  the purchase or sale of securities" by a Price Fund or other advisory client.

   The term "Investment Personnel" includes, but is not limited to:

   o  those  employees  who are  authorized to make  investment  decisions or to
      recommend  securities   transactions  on  behalf  of  the  firm's  clients
      (investment   counselors   and  members  of  the  mutual   fund   advisory
      committees);

   o  research and credit analysts; and

   o  traders who assist in the investment process.

   All  Investment  Personnel  are deemed  Access  Persons  under the Code.  All
   Investment Personnel are notified of their status under the Code.  Investment
   Personnel  are  generally   prohibited   from  investing  in  initial  public
   offerings. SEE pp. 4-11; 4-13.

NON-ACCESS  PERSONS.  Persons  who do not fall within the  definition  of Access
Persons are deemed "NON-ACCESS PERSONS." If a Non-Access Person is married to an
Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below.

QUESTIONS  ABOUT  THE  STATEMENT.  You are  urged  to  seek  the  advice  of the
Chairperson  of  the  Ethics  Committee   (U.S.-based   personnel)  or  the  TRP
International Compliance Team (International  personnel) when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS  SUBJECT TO STATEMENT.  Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

FIRST, you are a "BENEFICIAL  OWNER" of the security under the Rule 16a-1 of the
Securities Exchange Act of 1934 ("EXCHANGE ACT"), as defined below.

SECOND,  if you  CONTROL or direct  securities  trading  for  another  person or entity,  those  trades  are  subject  to  this  Statement  even if you are not a beneficial  owner of the  securities.  For example,  if you have an  exercisable trading  authorization  (E.G.,  a power of  attorney to direct  transactions  in another  person's  account)  of an  unrelated  person's  or  entity's  brokerage
account,   or  are  directing   another  person's  or  entity's  trades,   those
transactions  will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement,  understanding,  relationship, or  otherwise,  has or shares in the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

   o  securities  held by members of the person's  immediate  family SHARING THE
      SAME HOUSEHOLD,  although the  presumption of beneficial  ownership may be rebutted;

   o  a person's interest in securities held by a trust,  which may include both trust beneficiaries or trustees with investment control;

   o  a person's right to acquire  securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

   o  a general  partner's  proportionate  interest in the portfolio  securities held by a general or limited partnership;

   o  certain  performance-related  fees other than an asset-based fee, received by any  broker,  dealer,  bank,  insurance  company,  investment  company, investment  adviser,  investment  manager,  trustee  or  person  or entity performing a similar function; and

   o  a person's  right to dividends  that is  separated  or separable  from the underlying  securities.  Otherwise,  right to  dividends  alone  shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial  ownership in the portfolio securities  held by a  corporation  or similar  entity in which the person  owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR  EXEMPTIONS.  If you have beneficial  ownership of a security,  any transaction  involving  that  security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no control over the transaction.
Such a  situation  MAY arise,  for  example,  if you have  delegated  investment
authority  to  an  independent   investment  adviser,  or  your  spouse  has  an
independent  trading  program  in which  you have no input.  Similarly,  if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are  involved in an  investment  account for a family  situation,  trust, partnership,  corporation,  etc.,  which you feel  should  not be subject to the
Statement's  relevant prior approval and/or reporting  requirements,  you should submit a written  request for  clarification  or exemption  to either  Baltimore
Legal/Compliance or the TRP International  Compliance Team, as appropriate.  Any such  request for  clarification  or  exemption  should name the  account,  your interest in the account,  the persons or firms  responsible  for its management, and the basis upon which the  exemption  is being  claimed.  Exemptions  are NOT self-executing; any exemption must be granted through Baltimore Legal/Compliance or the TRP International Compliance Team.

PRIOR  CLEARANCE  REQUIREMENTS  GENERALLY.  As described,  certain  transactions require prior  clearance  before  execution.  Receiving prior clearance does not relieve  you from  conducting  your  personal  securities  transactions  in full compliance  with  the  Code,  including  its  prohibition  on  trading  while in possession of material,  inside information,  and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running).

TRANSACTIONS  IN STOCK OF PRICE GROUP.  Because Price Group is a public company, ownership of its stock subjects its officers,  inside and independent directors, employees and all others subject to the Code to special legal requirements under the federal  securities  laws. You are  responsible for your own compliance with these requirements. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

   INDEPENDENT  DIRECTORS OF PRICE FUNDS. The independent directors of the Price
   Funds are prohibited from owning the stock of Price Group.

   QUARTERLY  EARNINGS  REPORT.  Generally,  all Access  Persons and  Non-Access
   Persons  and the  independent  directors  of Price  Group must  refrain  from initiating  transactions in Price Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management  shall from time to time determine)  until the third trading day following the public release of earnings. You will be notified in writing through the Office of the Secretary of Price Group ("SECRETARY") from time to time as to the controlling dates.

   PRIOR CLEARANCE OF PRICE GROUP STOCK TRANSACTIONS  GENERALLY.  Access Persons
   and  Non-Access  Persons  and the  independent  directors  of Price Group are required to obtain  clearance  prior to effecting  any  proposed  transaction
   (including  gifts and transfers)  involving shares of Price Group stock owned beneficially or through the Employee Stock Purchase Plan. A transfer includes a change in  ownership  name of  shares of Price  Group  stock,  including  a transfer of the shares into  street name to be held in a  securities  account and any transfers of shares of Price Group stock between  securities firms or accounts, including accounts held at the same firm.

   PRIOR  CLEARANCE  PROCEDURES  FOR  PRICE  GROUP  STOCK.  Requests  for  prior clearance must be in writing on the form entitled  "Notification  of Proposed
   Transaction"  (available  from the Corporate  Records  Department  and on the firm's  Intranet under  Corporate/Corporate  Records) and be submitted to the
   Secretary,  who is responsible  for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock  purchased  either  through the Price Group  Employee Stock Purchase
   Plan  ("ESPP") or through a brokerage  account if shares of Price Group stock are transferred there from the ESPP.  Purchases effected through the ESPP are automatically reported to the Secretary.

   PROHIBITION  REGARDING  TRANSACTIONS IN PUBLICLY-TRADED  PRICE GROUP OPTIONS.
   Transactions  in  publicly-traded  options  on  Price  Group  stock  are  not permitted.

   APPLICABILITY OF 60-DAY RULE TO PRICE GROUP STOCK TRANSACTIONS.  Transactions
   in Price Group  stock are subject to the 60-Day Rule except for  transactions effected  THROUGH the ESPP, the exercise of employee stock options granted by
   Price Group, and shares obtained through an established dividend reinvestment program.  The 60-Day Rule DOES apply to shares transferred out of the ESPP to a securities account;  generally,  however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

   Gifts of Price Group stock, although subject to prior clearance, are also not subject to this Rule.

   Purchases  through payroll deduction of Price Group stock in the ESPP are not considered  in  determining  the  applicability  of the 60-Day Rule to market transactions in Price Group stock. SEE p. 4-22.

   -----------------------------------------------------------------------------
   ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT  DIRECTORS OF PRICE
   GROUP MUST OBTAIN PRIOR  CLEARANCE OF ANY  TRANSACTION  INVOLVING PRICE GROUP
   STOCK FROM THE OFFICE OF THE SECRETARY OF PRICE GROUP.
   -----------------------------------------------------------------------------

   INITIAL  DISCLOSURE OF HOLDINGS OF PRICE GROUP STOCK.  Each new employee must report to the  Secretary  any shares of Price  Group stock of which he or she has  beneficial  ownership  no later than 10 days  after his or her  starting date.

   DIVIDEND  REINVESTMENT PLANS FOR PRICE GROUP STOCK.  Purchases of Price Group
   stock owned outside of the ESPP and effected through a dividend  reinvestment plan  need not  receive  prior  clearance  if the  firm  has been  previously notified by the employee that he or she will be  participating  in that plan.
   Reporting  of  transactions  effected  through  that  plan  need only be made quarterly,  except in the case of employees  who are subject to Section 16 of the  Securities  Exchange Act of 1934, who must report such  transactions  at least monthly.

   EFFECTIVENESS  OF PRIOR  CLEARANCE.  Prior clearance of transactions in Price
   Group stock is effective  for five (5) business  days from and  including the date the  clearance  is granted,  unless (i)  advised to the  contrary by the
   Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm.  If the proposed  transaction  in Price Group stock is not executed within  this  time  period,  a new  clearance  must be  obtained  before  the individual can execute the proposed transaction.

   REPORTING  OF  DISPOSITION  OF  PROPOSED  TRANSACTION.  You must use the form returned to you by the Secretary to notify the  Secretary of the  disposition
   (whether the proposed  transaction  was effected or not) of each  transaction involving  shares of Price  Group stock  owned  directly.  The notice must be returned within two business days of the trade's  execution,  or within seven business days of the date of prior clearance if the trade is not executed.

   INSIDER  REPORTING AND  LIABILITY.  Under current  rules,  certain  officers, directors and 10% stockholders of a publicly traded company  ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Group.

   SEC REPORTING. There are three reporting forms which Insiders are required to file with the SEC to report their  purchase,  sale and transfer  transactions in, and holdings of, Price Group stock.  Although the Secretary  will provide assistance  in  complying  with these  requirements  as an  accommodation  to
   Insiders,  it remains the legal responsibility of each Insider to assure that the applicable reports are filed in a timely manner.

   o  FORM 3. The initial ownership report by an Insider is required to be filed on Form 3.  This  report  must be filed  within  ten  days  after a person becomes an Insider  (I.E.,  is elected as a director  or  appointed  as an executive  officer) to report all current  holdings of Price Group  stock.
      Following the election or  appointment  of an Insider,  the Secretary will deliver to the Insider a Form 3 for  appropriate  signatures and will file the form with the SEC.

   o  FORM 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless  eligible for  deferred  reporting on year-end
      Form 5. The Form 4 is due by the 10th day  following  the end of the month in which the ownership change occurred. Following receipt of the Notice of
      Disposition of the proposed transaction, the Secretary will deliver to the
      Insider a Form 4, as applicable,  for appropriate signatures and will file the form with the SEC.

   o  FORM 5. Any  transaction  or holding that is exempt from reporting on Form
      4, such as small  purchases  of stock,  gifts,  etc.  may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in  which  the  transaction  occurred.  No  Form  5 is  necessary  if  all transactions and holdings were previously reported on Form 4.

   LIABILITY FOR SHORT-SWING  PROFITS.  Under the United States securities laws,
   profit  realized  by  certain   officers,   as  well  as  directors  and  10%
   stockholders of a company  (including  Price Group) as a result of a purchase and sale (or sale and  purchase)  of stock of the company  within a period of less than six months  must be returned  to the firm or its  designated  payee upon request.

   OFFICE OF THRIFT  SUPERVISION  ("OTS")  REPORTING.  TRPA and Price  Group are
   holding  companies of T. Rowe Price Savings  Bank,  which is regulated by the
   OTS. OTS  regulations  require the Directors and senior  officers of TRPA and
   Price Group to file reports regarding their personal holdings of the stock of
   Price Group and of the stock of any  non-affiliated  bank, savings bank, bank holding  company,  or savings and loan holding  company.  Although the Bank's
   Compliance   Officer  will  provide   assistance  in  complying   with  these
   requirements  as an  accommodation,  it remains  the  responsibility  of each person to ensure that the required reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

ALL ACCESS  PERSONS must obtain prior  clearance  before  directly or indirectly initiating,  recommending,  or in any way participating in, the purchase or sale of a security in which the Access  Person has, or by reason of such  transaction may  acquire,  any  beneficial  interest  or  which he or she  controls,  unless exempted  below.  NON-ACCESS  PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price
Group stock.

--------------------------------------------------------------------------------
ACCESS PERSONS AND  NON-ACCESS  PERSONS AND THE  INDEPENDENT  DIRECTORS OF PRICE
GROUP MUST OBTAIN PRIOR CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK
FROM THE OFFICE OF THE SECRETARY OF PRICE GROUP.
--------------------------------------------------------------------------------

Where  required,  prior  clearance  must be obtained  regardless  of whether the transaction is effected through TRP Brokerage  (generally available only to U.S.
residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule
(p. 4-21); you are responsible for ensuring your compliance with this rule.

TRANSACTIONS  (OTHER  THAN IN PRICE  GROUP  STOCK)  THAT ARE  EXEMPT  FROM PRIOR
CLEARANCE AND  REPORTING.  The following  transactions  are exempt from both the prior clearance and reporting requirements:

   MUTUAL FUNDS AND VARIABLE INSURANCE  PRODUCTS.  The purchase or redemption of shares of any open-end investment  companies,  including the Price Funds, and variable  insurance  products,  except  that any  employee  who serves as the president or executive  vice president of a Price Fund must report his or her beneficial  ownership  or  control  of  shares  in  that  Fund  to  Baltimore
   Legal/Compliance through electronic mail to Dottie Jones.

   U.S. GOVERNMENT OBLIGATIONS.  Purchases or sales of direct obligations of the
   U.S. Government.

   CERTAIN COMMODITY FUTURES CONTRACTS.  Purchases or sales of commodity futures contracts for tangible goods (E.G., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission
   ("CFTC"). Futures contracts for financial instruments,  however, MUST receive prior clearance.

TRANSACTIONS  (OTHER  THAN  PRICE  GROUP  STOCK)  THAT  ARE  EXEMPT  FROM  PRIOR
CLEARANCE, BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS.

   UNIT  INVESTMENT  TRUSTS.  Purchases  or sales of shares  in unit  investment trusts,  including  such unit  investment  trusts  as  DIAMONDS,  SPYDER  and
   Nasdaq-100 Index Tracking Stock ("QQQ").

   NATIONAL  GOVERNMENT  OBLIGATIONS  (OTHER THAN U.S.).  Purchases  or sales of direct obligations of national (non-U.S.) governments.

   PRO RATA  DISTRIBUTIONS.  Purchases effected by the exercise of rights issued pro rata to all  holders  of a class of  securities  or the sale of rights so received.

   STOCK SPLITS AND SIMILAR  ACQUISITIONS.  The acquisition of additional shares of  existing  corporate  holdings  through  stock  splits,  stock  dividends, exercise of rights,  exchange or conversion.  Reporting of such  transactions need only be made quarterly.

   MANDATORY TENDERS.  Purchases and sales of securities pursuant to a mandatory tender offer.

   SPOUSAL  EMPLOYEE-SPONSORED  PAYROLL DEDUCTION PLANS.  Purchases by an Access
   Person's  spouse  pursuant to an  employee-sponsored  payroll  deduction plan
   (E.G.,  a 401(k) plan or employee stock purchase  plan),  provided  Baltimore
   Legal/Compliance  (U.S.-based personnel) or the TRP International  Compliance
   Team  (International  personnel) has been  previously  notified by the Access
   Person that the spouse will be participating  in the payroll  deduction plan.
   Reporting of such transactions need only be made quarterly.

   EXERCISE  OF STOCK  OPTION OF  CORPORATE  EMPLOYER  BY  SPOUSE.  Transactions
   involving the exercise by an Access  Person's spouse of a stock option issued by the corporation  employing the spouse.  However,  a subsequent sale of the stock obtained by means of the exercise must receive prior clearance.

   DIVIDEND  REINVESTMENT  PLANS.  Purchases  effected  through  an  established
   Dividend  Reinvestment Plan ("DRP").  Reporting of these  transactions may be made  quarterly.  An Access  Person's  purchase  of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those  purchased with dividends (a "CONNECTED  PURCHASE") AND any sale of shares from the DRP MUST receive prior clearance.

   SYSTEMATIC  INVESTMENT  PLANS/SAVINGS  SCHEMES.  Purchases effected through a systematic  investment  plan (i.e., a regular savings scheme or savings plan)
   involving the automatic  investment of a set dollar or other currency  amount on  predetermined  dates,  provided  Baltimore  Legal/Compliance  (U.S.-based personnel) or the TRP International Compliance Team (International personnel)
   has been  previously  notified  by the Access  Person  that he or she will be participating  in the plan or  scheme.  Reporting  of  Systematic  Investment
   Plan/Savings  Scheme  transactions  need  only be made  quarterly.  An Access
   Person's  purchase of securities of the issuer to initiate  participation  in the  plan  AND  any  sale of  shares  from  such a plan  MUST  receive  prior clearance.

   INHERITANCES. The acquisition of securities through inheritance.

   GIFTS. The giving of or receipt of a security as a gift.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior clearance  requirements  prior to execution on behalf of an Access Person,
including   purchases  in  initial  public   offerings  and  private   placement
transactions,  must be reported. Although Non-Access Persons are not required to receive prior  clearance  for  securities  transactions  (other than Price Group stock),  they MUST report any  transaction  that would have been  required to be prior cleared by an Access Person.

PROCEDURES  FOR  OBTAINING  PRIOR  CLEARANCE  (OTHER THAN PRICE GROUP STOCK) FOR
ACCESS PERSONS. Unless described as exempt from prior clearance above or subject to an  exemption  granted by the  Chairperson  of the Ethics  Committee,  Access
Persons must receive  prior  clearance  for all  securities  transactions.  This includes transactions in

o  closed-end funds,  including  Exchange Traded Funds ("ETFS") (E.G.,  iShares;
   Cubes), and
o  sector index funds that are closed-end funds.

ALL Access Persons should follow the procedures set forth below,  depending upon their location, before engaging in the transactions described.

FOR U.S. - BASED ACCESS PERSONS:

   PROCEDURES  FOR  OBTAINING  PRIOR  CLEARANCE  FOR  INITIAL  PUBLIC  OFFERINGS
   ("IPOS"):

      NON-INVESTMENT PERSONNEL.  Access Persons who are NOT Investment Personnel
      ("NON-INVESTMENT  Personnel") may purchase securities that are the subject of an IPO ONLY if  prior  written  approval  has  been  obtained  from the
      Chairperson of the Ethics  Committee or his or her designee  ("DESIGNEE").
      An IPO is an offering of securities registered under the Securities Act of
      1933  when  the  issuer  of  the   securities,   immediately   before  the
      registration,  was not subject to certain  reporting  requirements  of the
      Securities Exchange Act of 1934.

      In considering such a request for approval,  the Chairperson or his or her
      Designee  will  determine  whether  the  proposed  transaction  presents a conflict of interest with any of the firm's clients or otherwise  violates the Code.  The  Chairperson  or his or her  Designee  will also  determine whether the following conditions have been met:

      1.  The purchase is made through the  Non-Investment  Personnel's  regular broker;

      2.  The number of shares to be purchased is  commensurate  with the normal size and activity of the Non-Investment Personnel's account; and

      3.  The transaction  otherwise meets the  requirements of the NASD's rules on free riding and withholding.

   Non-Investment  Personnel will not be permitted to purchase  shares in an IPO if any of the firm's clients are prohibited  from doing so.  Therefore,  even after approval has been obtained from the Chairperson of the Ethics Committee or his or her Designee,  Non-Investment  Personnel MUST check with the Equity
   Trading Desk the day the  offering is priced  before  purchasing  in the IPO.
   This  prohibition will remain in effect until the firm's clients have had the opportunity  to purchase in the  secondary  market once the  underwriting  is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

      INVESTMENT PERSONNEL.  Investment Personnel may NOT purchase securities in an IPO.

      NON-ACCESS  PERSONS.  Although  Non-Access  Persons  are not  required  to receive prior clearance before purchasing shares in an IPO, any Non-Access
      Person  who is a  registered  representative  of  Investment  Services  is reminded  that NASD rules may restrict his or her ability to buy shares in a "hot  issue,"  which is a new issue  that  trades  at a  premium  in the secondary market whenever that trading commences.

   PROCEDURES  FOR  OBTAINING  PRIOR  CLEARANCE FOR PRIVATE  PLACEMENTS.  Access
   Persons may not invest in a private  placement of  securities,  including the purchase of limited partnership interests,  unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee.  In
   considering  such a request for  approval,  the  Chairperson  will  determine whether the investment opportunity (private placement) should be reserved for the firm's  clients,  and whether  the  opportunity  is being  offered to the
   Access Person by virtue of his or her position with the firm. The Chairperson will also secure,  if appropriate,  the approval of the proposed  transaction from the chairperson of the applicable investment steering committee.

      CONTINUING  OBLIGATION.  An Access  Person who has  received  approval  to invest in a private  placement  of  securities  and who,  at a later date, anticipates  participating  in  the  firm's  investment  decision  process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client,  must  immediately  disclose his or her prior investment in the private placement to the Chairperson of the Ethics
      Committee and to the  chairperson of the appropriate  investment  steering committee.

   Registered  representatives  of  Investment  Services are reminded  that NASD
   rules  may   restrict   investment   in  a  private   placement   in  certain
   circumstances.

   PROCEDURES   FOR  OBTAINING   PRIOR   CLEARANCE  FOR  ALL  OTHER   SECURITIES
   TRANSACTIONS.  Requests for prior  clearance by Access  Persons for all other securities  transactions  requiring prior clearance  should generally be made via iTrade on the firm's  intranet to the Equity  Trading  Department,  which will be responsible  for processing and  maintaining  the records of all such requests.  If  iTrade  is not  available,  requests  may be made  orally,  in writing,  or by  electronic  mail (e-mail  address  "Personal  Trades" in the electronic  mail address  book).  Obtaining  clearance by electronic  mail if
   iTrade is not available is strongly encouraged. All requests must include the name of the security,  the number of shares or amount of bond  involved,  and the nature of the transaction,  I.E.,  whether the transaction is a purchase, sale, short sale, or buy to cover.  Responses to all requests will be made by
   iTrade or the Equity  Trading  Department,  documenting  the  request and its approval/disapproval.

   Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in non-U.S. securities.

   EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of a securities transaction is effective  for three (3)  business  days FROM AND  INCLUDING  the date the clearance  is  granted,  regardless  of the  time of day  when  clearance  is granted. If the proposed  securities  transaction is not executed within this time, a new clearance must be obtained.  In situations  where it appears that the trade will not be executed  within  three  business  days even though the order was entered in that time period  (E.G.,  certain  transactions  through
   Transfer  Agents or  spousal  employee-sponsored  payroll  deduction  plans), please contact Baltimore Legal/Compliance.

   REMINDER.  If you are an Access  Person and become  the  beneficial  owner of another's  securities  (E.G.,  by marriage to the owner of the securities) or begin to direct trading of another's  securities,  then transactions in those securities become subject to the prior clearance requirements.

FOR INTERNATIONAL ACCESS PERSONS:

   GENERAL  PROCEDURES  FOR OBTAINING  PRIOR  CLEARANCE  (OTHER THAN PRICE GROUP
   STOCK)  FOR  ACCESS  PERSONS.  Requests  for prior  clearance  may be made by electronic  mail or by  submitting  a written  form to the TRP  International
   Compliance  Team. The TRP  International  Compliance  Team is responsible for processing and  maintaining  the records of all such  requests.  All requests must include the name of the security, the number of shares or amount of bond involved, and the estimated value of the requested transaction.

   The TRP  International  Compliance  Team will record  whether the request was approved or disapproved and the date and time of the approval or disapproval;
   the reason for any disapproval;  the nature of the transaction (I.E., whether the  transaction  is a  purchase,  sale,  short sale,  or buy to cover),  and whether the securities are part of a new issue or private placement.

   Responses  to  all  requests  will  be  confirmed  by the  TRP  International
   Compliance Team by electronic mail or on a standard  written form documenting the request and its approval/disapproval.

   Requests  will  normally  be  processed  on the same  day they are  received;
   HOWEVER,  ADDITIONAL  TIME MAY BE  REQUIRED  TO ALLOW  CHECKS TO BE MADE WITH
   OVERSEAS OFFICES.

   EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of a securities transaction is effective  for three (3)  business  days FROM AND  INCLUDING  the date the clearance is granted. If the proposed securities  transaction is not executed within this time, a new clearance must be obtained.  FOR EXAMPLE, IF APPROVAL
   IS GRANTED AT 2:00 PM MONDAY,  THE TRADE MUST BE  EXECUTED BY  WEDNESDAY.  In
   situations  where it appears that the trade will not be executed within three business days even though the order was entered in that time period (E.G., an
   Individual Savings Account),  please contact the TRP International Compliance
   Team.

   PROCEDURES  FOR  OBTAINING  PRIOR  CLEARANCE  FOR  INITIAL  PUBLIC  OFFERINGS
   ("IPOS"):

   INVESTMENT PERSONNEL.  Generally Investment Personnel may not purchase shares in an IPO. However,  an exemption from the TRP International  Compliance Team to permit  investment  in certain  IPOs open to the  general  public in which allocations  are  made  by the  issuer/syndicate  on a  purely  random  basis
   (lottery) or on a pro-rata basis per application ("PRO-RATA OFFERING") may be available.

   NON-INVESTMENT  PERSONNEL.  Access  Persons other than  Investment  Personnel
   ("NON-INVESTMENT  PERSONNEL") may purchase  securities in a Pro-rata Offering if the following four conditions are met:

   o  The issue is a Pro-Rata Offering;

   o  Residence;

   o  No order for the  purchase of any such  securities  has been  entered by a
      Price Adviser on behalf of any client; and

   o  The number of shares to be purchased is commensurate  with the normal size and activity of the Access Person's account.

   Non-Investment  Personnel may also be granted approval to purchase securities that are the  subject  of a  non-Pro-Rata  Offering.  In  considering  such a request for approval,  the TRP  International  Compliance Team will determine whether the proposed  transaction presents a conflict of interest with any of the firm's clients or otherwise  violates the Code.  Approvals will carry the following conditions:

   1.  The  purchase is made  through  the  Non-Investment  Personnel's  regular broker,  bank, or from a syndicate member through a general  solicitation or subscription form, if relevant; and

   2.  The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account.

   ALL ACCESS PERSONS. Neither Investment Personnel nor Non-Investment Personnel
   will be permitted to purchase in an IPO if any of the Price Advisers' clients are prohibited  from doing so. This  prohibition  will remain in effect until these clients have had the  opportunity  to purchase in the secondary  market
   once  the   underwriting  is  completed  --  commonly   referred  to  as  the
   aftermarket.  In  addition,  the  60-Day  Rule  applies  to  transactions  in securities purchased in an IPO.

   PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR PRIVATE PLACEMENTS. Approval for
   an Access Person to invest in or sell securities  through a private placement of securities,  including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the usual manner. The approval  process will include a review by a member of the Investment Team to determine whether the investment  opportunity  (private  placement) should be reserved for the firm's clients and whether the  opportunity is being offered to the Access  Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee.

      CONTINUING  OBLIGATION.  Any Access  Person who has  received  approval to invest in a private  placement  of  securities  and who,  at a later date, anticipates  participating  in  the  firm's  investment  decision  process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client,  must  immediately  disclose his or her prior  investment  in  the  private  placement  to the  TRP  International
      Compliance Team.

REASONS  FOR  DISALLOWING  ANY  PROPOSED  TRANSACTION.   A  proposed  securities
transaction will be disapproved by the Trading Department, either directly or by
iTrade,  and/or  by  the  Chairperson  of the  Ethics  Committee  or by the  TRP
International  Compliance  Team  (unless it is  determined  that an exemption is appropriate), if:

   PENDING CLIENT  ORDERS.  Orders have been placed by any of the Price Advisers to purchase or sell the security.

   PURCHASES  AND SALES WITHIN SEVEN (7)  CALENDAR  DAYS.  The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction.  For example, if a client  transaction  occurs on Monday,  an Access  Person may not purchase or sell that security  until Tuesday of the following  week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

   APPROVED  COMPANY  RATING  CHANGES.  A change in the  rating  of an  approved company as reported in the firm's Daily  Research  News has  occurred  within seven  (7)  calendar  days  immediately  prior  to the  date of the  proposed transaction. Accordingly, trading would not be permitted until the eighth (8)
   calendar day.

   SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS.  The security is limited or restricted  by any of the Price  Advisers as to purchase or sale by Access
   Persons.

If for any  reason  an  Access  Person  has a  proposed  securities  transaction
disapproved,   he  or  she  must  not  communicate  any  information  about  the disapproval  to another person and must not cause any other person to enter into such a transaction.

REQUESTS FOR WAIVERS OF PRIOR CLEARANCE  DENIALS.  If an Access Person's request for prior  clearance has been denied,  he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being  requested.  Waivers are
NOT routinely granted.

TRANSACTION  CONFIRMATIONS AND PERIODIC ACCOUNT  STATEMENTS.  ALL ACCESS PERSONS
AND NON-ACCESS PERSONS must request broker-dealers,  investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation  or  contract  note  with  respect  to each  and  every  reportable transaction,  including Price Group stock, and a copy of all periodic statements for all securities  accounts in which the Access Person or Non-Access  Person is considered  to have  beneficial  ownership  and/or  control  (see page 4-4 for a discussion of beneficial ownership and control concepts) as follows:

o  U.S.-based  personnel  should have this  information sent to the attention of
   Compliance,  Legal  Department,  T. Rowe Price,  P.O.  Box 17218,  Baltimore,
   Maryland 21297-1218.

o  International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe Price International,  Inc., 60
   Queen Victoria Street, London EC4N 4TZ United Kingdom.

NOTIFICATION OF SECURITIES  ACCOUNTS.  ALL ACCESS PERSONS AND NON-ACCESS PERSONS
must give notice  BEFORE  opening or trading in a  securities  account  with any broker,  dealer,  investment  adviser,  bank,  or other  financial  institution, including TRP Brokerage, as follows:

o  U.S.-based personnel must give notice by e-mail to Legal/Compliance;

o  International  personnel  must give  notice in  writing  (which  may  include
   e-mail) to the TRP International Compliance Team.

   NEW  PERSONNEL  SUBJECT TO THE CODE.  A person  subject to the Code must give written  notice  as  directed  above  of  any  existing  securities  accounts maintained  with  any  broker,  dealer,  investment  adviser,  bank or  other financial institution within 10 days of association with the firm.

   You do not have to report accounts at transfer agents or similar  entities if the only  securities  in those  accounts are variable  insurance  products or mutual  funds IF these are the only types of  securities  that can be held or traded  in the  accounts.  If other  securities  can be held or  traded,  the accounts  must be reported.  For  example,  if you have an account at T. Rowe
   Price  Services,  Inc.,  a transfer  agent that holds shares of a Price Fund, that account is not reportable.  If, however, you have a brokerage account it must be reported even if the only  securities  currently held or traded in it are mutual funds.

   OFFICERS,  DIRECTORS AND REGISTERED  REPRESENTATIVES OF INVESTMENT  SERVICES.
   The  NASD  requires  each  associated  person  of T.  Rowe  Price  Investment
   Services, Inc. to:

   o  Obtain approval from Investment Services (whether the registered person is based in the United States or internationally) -- the request should be in writing,  directed to Baltimore  Legal/Compliance,  and  submitted  before opening or placing the initial trade in a securities account; and

   o  If  the  securities   account  is  with  a   broker/dealer,   provide  the
      broker/dealer   with  written  notice  of  his  or  her  association  with
      Investment Services.

   ANNUAL  STATEMENT BY ACCESS  PERSONS.  Each Access Person must also file with the firm a statement  of his or her accounts as of year-end in January of the following year.

   REMINDER.  If you become the beneficial owner of another's  securities (E.G., by marriage  to the owner of the  securities)  or begin to direct  trading of another's securities,  then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS.  The following requirements apply both to
Access Persons and Non-Access Persons:

   REPORT FORM. If the executing firm provides a confirmation,  contract note or similar  statement  directly  to the firm,  you do not need to make a further report.  All other  transactions  must be reported on the form designated "T.
   Rowe Price Employee's Report of Securities  Transactions," which is available on the firm's Intranet under Corporate/Legal.

   WHEN  REPORTS ARE DUE. You must report a  securities  transaction  within ten
   (10) days  after the trade  date or within  (10) days after the date on which you first gain knowledge of the transaction (for example,  a bequest) if this is  later.  Reporting  of  transactions  involving  a  systematic  investment plan/savings  scheme, in an established  dividend  reinvestment  plan, or the purchase of securities by a spouse pursuant to an employee-sponsored  payroll deduction plan, however, may be reported quarterly.

   The TRP  International  Compliance  Team will send all reports it receives to
   Baltimore Legal/Compliance on a quarterly basis.

   REMINDER.  If you become the beneficial owner of another's  securities (E.G., by marriage  to the owner of the  securities)  or begin to direct  trading of another's securities,  the transactions in these securities become subject to the transaction reporting requirements.

TRANSACTION  REPORTING  REQUIREMENTS FOR THE INDEPENDENT  DIRECTORS OF THE PRICE
FUNDS, THE INDEPENDENT  DIRECTORS OF PRICE GROUP, AND THE INDEPENDENT  DIRECTORS
OF THE SAVINGS BANK. The independent directors of the Price Funds are subject to the same reporting  requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly.  Specifically:  (1) a report for each securities  transaction must be filed with  Baltimore/Legal  Compliance no later than  ten  (10)  days  after  the  end of the  calendar  quarter  in  which  the transaction  was  effected;  and (2) a report  must be filed  for each  quarter,
regardless   of   whether   there   have  been  any   reportable   transactions.
Baltimore/Legal  Compliance  will send the  independent  directors  of the Price
Funds a reminder letter and reporting form  approximately  ten days prior to the end of each calendar quarter.

The  independent  directors  of Price  Group are not  required  to report  their personal securities  transactions (other than transactions in Price Group stock)
as long as they do not obtain  information about the Price Advisers'  investment research,  recommendations,  or transactions. However, the independent directors of Price Group are reminded that changes to certain information  reported by the respective  independent  director in the Annual  Questionnaire  for  Independent
Directors  are  required to be reported to  Baltimore/Corporate  Records  (E.G., changes in holdings of stock of financial  institutions or financial institution holding companies).

The  independent  directors of the Savings Bank are not required to report their personal securities  transactions  except as they may be specifically  requested from time to time to do so by the Savings Bank in accordance  with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The  following  rules apply to ALL Access  Persons AND  Non-Access  Persons and, where  indicated,  to the  independent  directors  of Price  Group and the Price
Funds.

   DEALING WITH CLIENTS. Access Persons,  Non-Access Persons and the independent directors of Price Group and the Price Funds may not, directly or indirectly, sell to or purchase from a client any security.  Market  transactions are not subject to this restriction.  This prohibition does not preclude the purchase or  redemption  of shares of any  mutual  fund that is a client of any of the
   Price   Advisers   and  does  not   apply  to   transactions   in  a  spousal
   employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

   CLIENT INVESTMENT PARTNERSHIPS.

      CO-INVESTING.  The  independent  directors  of the  Price  Funds  are  not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

      DIRECT  INVESTMENT.  The independent  directors of the Price Funds are not permitted to invest as limited partners in client investment  partnerships of Price Group or its affiliates.

   INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

      NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or  investment  club  without  approval of the  Chairperson  of the Ethics
      Committee (U.S.-based personnel) or the TRP International  Compliance Team
      (international  personnel).  Only  transactions  in Price  Group stock are subject  to  prior  clearance  requirements.  Club  transactions  must  be reported just as the Non-Access Person's individual trades are reported.

      ACCESS PERSONS. An Access Person may not form or participate in a stock or investment  club unless prior written  approval has been obtained from the
      Chairperson  of the Ethics  Committee  (U.S.-based  personnel)  or the TRP
      International Compliance Team (international  personnel). All transactions by such a  stock  or  investment  club  in  which  an  Access  Person  has beneficial  ownership  or control are subject to the same prior  clearance and reporting  requirements  applicable to an individual  Access  Person's trades.

      If, however,  the Access Person has beneficial  ownership solely by virtue of his or her  spouse's  participation  in the club and has no  investment
      control  or  input  into   decisions   regarding  the  club's   securities
      transactions,  he or  she  may  request  the  waiver  of  prior  clearance requirements of the club's transactions  (except for transactions in Price
      Group  stock)  from the  Chairperson  of the Ethics  Committee  or the TRP
      International  Compliance  Team, as  appropriate,  as part of the approval process.

   MARGIN  ACCOUNTS.  While margin  accounts are  discouraged,  you may open and maintain  margin  accounts  for the  purchase  of  securities  provided  such accounts are with firms with which you maintain a regular  securities account relationship.

   TRADING  ACTIVITY.  You  are  discouraged  from  engaging  in  a  pattern  of securities transactions which either:

   o  Is so excessively  frequent as to potentially impact your ability to carry out your assigned responsibilities, or

   o  Involves  securities  positions  that  are  disproportionate  to your  net assets.

   At  the  discretion  of the  Chairperson  of the  Ethics  Committee,  written notification  of excessive  trading may be sent to you and/or the appropriate supervisor  if ten or more  reportable  trades occur in your  account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply ONLY to ACCESS PERSONS:

   EXEMPT LIST TRANSACTIONS.  Although subject to prior clearance,  transactions involving securities in certain large issuers or in issuers with high trading volumes,  within the  parameters  set by the Ethics  Committee  (the  "EXEMPT
   LIST"), will be approved under normal circumstances, as follows:

      TRANSACTIONS  INVOLVING EXEMPT LIST SECURITIES.  This exemption applies to transactions  involving no more than U.S. $20,000 (all amounts are in U.S.
      dollars) or the nearest  round lot (even if the amount of the  transaction
      MARGINALLY exceeds $20,000) per security per seven (7) calendar day period in securities of:

      o  issuers with market capitalizations of $5 billion or more, or

      o  U.S.  issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days.

      Note that if the rating on the  security as  reported in the firm's  Daily
      Research News has been changed to a 1 or a 5 within the seven (7) calendar days  immediately  prior to the  date of the  proposed  transaction,  this exemption is not available.

   TRANSACTIONS INVOLVING OPTIONS ON EXEMPT LIST SECURITIES.  Access Persons may
   not purchase  uncovered  put options or sell  uncovered  call options  unless otherwise  permitted  under the "Options and Futures"  discussion on p. 4-20.
   Otherwise,  in the case of options on an  individual  security  on the Exempt
   List (if it has not had a prohibited  rating  change),  an Access  Person may trade the GREATER of 5 contracts or  sufficient  option  contracts to control
   $20,000  in the  underlying  security;  thus an  Access  Person  may  trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security.  Similarly, the Access Person may trade more than
   5 contracts as long as the number of contracts  does not permit him or her to control more than $20,000 in the underlying security. Options transactions on the stock of Price Group are prohibited. SEE p. 4-6.

   These  parameters  are subject to change by the Ethics  Committee.  An Access
   Person  should be aware that if prior  clearance  is  granted  for a specific number of shares lower than the number  requested,  he or she may not be able to receive  permission to buy or sell additional shares of the issuer for the next seven (7) calendar day under this exemption.

   TRANSACTIONS INVOLVING  EXCHANGE-TRADED INDEX OPTIONS.  Generally,  an Access
   Person may trade the  GREATER  of 5  contracts  or  sufficient  contracts  to control $20,000 in the underlying securities; thus an Access Person may trade
   5  contracts  even if this  permits  the Access  Person to control  more than
   $20,000 in the underlying securities.  Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts  does not permit him or her to control  more than  $20,000  in the  underlying  securities.  These parameters are subject to change by the Ethics Committee.

   Please note that an option on a Unit Investment  Trust (E.G.,  QQQ) is not an exchange-traded index option and does not fall under this provision.  See the discussion under General Information on Options and Futures below.

   CLIENT  LIMIT  ORDERS.  The  Equity  Trading  Desk or the  TRP  International
   Compliance  Team, as  appropriate,  may approve an Access  Person's  proposed trade  even if a limit  order  has been  entered  for a  client  for the same security, if:

   o  The Access Person's trade will be entered as a market order; and

   o  The  client's  limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

   JAPANESE NEW ISSUES.  All Access  Persons are  prohibited  from  purchasing a security which is the subject of an IPO in Japan.

   OPTIONS AND FUTURES.  Please consult the specific section on  Exchange-Traded
   Index Options above for transactions in those options.

   -----------------------------------------------------------------------------
   BEFORE  ENGAGING IN OPTIONS AND FUTURES  TRANSACTIONS,  ACCESS PERSONS SHOULD
   UNDERSTAND   THE  IMPACT  THAT  THE  60-DAY  RULE  AND   INTERVENING   CLIENT
   TRANSACTIONS  MAY HAVE UPON  THEIR  ABILITY  TO CLOSE OUT A  POSITION  WITH A
   PROFIT (SEE PAGE 4-21).
   -----------------------------------------------------------------------------

      GENERAL  INFORMATION  ON OPTIONS  AND  FUTURES.  If a  transaction  in the underlying  instrument  does not require prior clearance  (e.g.,  National
      Government  Obligations,  Unit  Investment  Trusts),  then an  options  or futures  transaction on the underlying  instrument  does not require prior clearance.  However,  all  options and  futures  transactions,  except the commodity  futures  transactions  described on page 4-9,  must be reported even if a transaction  in the underlying  instrument  would not have to be reported (e.g.,  U.S.  Government  Obligations).  Transactions in publicly traded options on Price Group stock are not permitted. See p. 4-6.

      OPTIONS AND FUTURES ON  SECURITIES  AND INDICES NOT HELD BY CLIENTS OF THE
      PRICE  ADVISERS.  There are no specific  restrictions  with respect to the purchase,  sale or writing of put or call  options or any other  option or futures activity,  such as multiple writings,  spreads and straddles, on a security  (and  options or futures on such  security) or index that is not held by any of the Price Advisers' clients.

      OPTIONS ON SECURITIES HELD BY CLIENTS OF THE PRICE ADVISERS.  With respect to  options  on  securities  of  companies  which are held by any of Price
      Advisers'  clients,  it is the firm's  policy that an Access Person should not profit  from a price  decline of a security  owned by a client  (other than an Index account). Therefore, an Access Person may: (i) purchase call options  and sell  covered  call  options  and (ii)  purchase  covered put options and sell put options.  An Access Person may not purchase uncovered put  options or sell  uncovered  call  options,  even if the issuer of the underlying  securities is included on the Exempt List, unless purchased in connection  with other options on the same security as part of a straddle, combination or spread  strategy which is designed to result in a profit to the Access Person if the  underlying  security rises in or does not change in value.  The  purchase,  sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, I.E., the option should be treated as if it were the common stock itself.

      OTHER OPTIONS AND FUTURES HELD BY CLIENTS OF THE PRICE ADVISERS. Any other option  or  futures  transaction  with  respect  to  domestic  or  foreign securities held by any of the Price Advisers'  clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or  actually  create a  conflict  with the  interests  of any of the Price
      Advisers' clients.  Such transactions  include transactions in futures and options on futures involving financial instruments regulated solely by the
      CFTC.

      CLOSING OR EXERCISING  OPTION  POSITIONS.  A  transaction  initiated by an
      Access Person to exercise an option or to close an option transaction must also receive prior clearance.  If an intervening client transaction in the underlying security has occurred since the position was opened, the Access
      Person may not  receive  prior  clearance  to  initiate a  transaction  to exercise the option or to close out the position, as applicable.

   SHORT  SALES.  Short sales by Access  Persons are subject to prior  clearance unless the security  itself does not otherwise  require prior  clearance.  In addition,  Access  Persons may not sell any security  short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance.  All short sales are subject to the 60-Day
   Rule described below.

   THE 60-DAY  RULE.  Access  Persons are  prohibited  from  profiting  from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option,  warrant, convertible  security,  stock  appreciation  right,  or similar right with an exercise or conversion  privilege at a price related to the subject security, or similar  securities  with a value  derived  from the value of the  subject security.  Thus, for example,  the rule prohibits options  transactions on or short sales of a security  within 60 days of its purchase.  In addition,  the rule applies  regardless of the Access  Person's  other  holdings of the same security or whether the Access  Person has split his or her holdings into tax lots. For example,  if an Access Person buys 100 shares of XYZ stock on March
   1, 1998 and another 100 shares of XYZ stock on February 28,  2002,  he or she may not sell ANY  shares  of XYZ  stock  at a  profit  for 60 days  following
   February 28,  2002.  The 60-Day Rule  "clock"  restarts  EACH time the Access
   Person trades in that security.

      EXEMPTIONS FROM THE 60-DAY RULE. The 60-Day Rule does not apply to:

      o  any transaction by a Non-Access Person EXCEPT for transactions in Price
         Group stock not exempted below;

      o  any  transaction  exempt  from  prior  clearance  (E.G.,   exercise  of
         corporate stock option by Access Person spouse,  systematic  investment plan; SEE p. 4-9);

      o  any  transaction  in a security in which either the  acquisition or the sale of that  security did not require  prior  clearance  (E.G.,  if an
         Access Person inherits a security,  a transaction  that did not require prior  clearance,  then he or she may sell the security  inherited at a profit within 60 calendar days of its acquisition);

      o  the  purchase and sale or sale and  purchase of  exchange-traded  index options;

      o  any  transaction in Price Group stock  effected  THROUGH the ESPP (note that the 60-Day Rule DOES apply to shares  transferred  out of the ESPP to a securities account;  generally,  however, an employee remaining in the ESPP may not  transfer  shares  held  less  than 60 days out of the
         ESPP); and

      o  the  exercise of  "company-granted"  Price Group stock  options and the subsequent sale of the derivative shares.

      Prior  clearance  procedures do NOT check  compliance with the 60-Day Rule when  considering a trading  request.  Access Persons are  responsible for checking their compliance with this rule before entering a trade.

      Access  Persons may request a waiver from the 60-Day Rule.  Such  requests should be directed in writing to the Chairperson of the Ethics  Committee.
      These waivers are NOT routinely granted.

   INVESTMENTS IN NON-LISTED  SECURITIES FIRMS.  Access Persons may not purchase or sell the shares of a  broker/dealer,  underwriter or federally  registered investment adviser unless that entity is traded on an exchange or listed as a
   Nasdaq stock or  permission is given under the private  placement  procedures
   (SEE pp. 4-11; 4-14).

OWNERSHIP  REPORTING  REQUIREMENTS  - ONE-HALF OF ONE PERCENT  OWNERSHIP.  If an
employee or an independent director of Price Group or an independent director of the Price  Funds owns more than 1/2 of 1% of the total  outstanding  shares of a public or private  company,  he or she must  immediately  report in writing such fact to Baltimore  Legal/Compliance,  providing  the name of the company and the total  number of such  company's  shares  beneficially  owned.  The  independent directors of the Savings Bank are not required to make such  reports,  except as they may be  specifically  requested  from time to time to do so by the  Savings
Bank in accordance with regulatory or examination requirements.

GAMBLING RELATED TO THE SECURITIES MARKETS.  All persons subject to the Code are prohibited from wagering,  betting or gambling related to individual securities, securities  indices or other  similar  financial  indices or  instruments.  This prohibition  applies  to wagers  placed  through  casinos,  betting  parlors  or internet  gambling  sites and is applicable  regardless of where the activity is initiated (E.G., home or firm computer or telephone).  This specific prohibition does not  restrict  the  purchase  or sale of  securities  through a  securities account  reporting  to  Baltimore  Legal/Compliance  or  the  TRP  International
Compliance  Team,  even if these  transactions  are effected  with a speculative investment objective.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS.  Upon commencement of  employment,  appointment  or  promotion  (no  later  than 10 days  after the starting date),  each Access Person is required by United States securities laws to disclose in writing  all  current  securities  holdings in which he or she is considered  to have  beneficial  ownership  and  control  ("SECURITIES  HOLDINGS
REPORT") (see page 4-4 for definition of the term Beneficial  Owner) and provide or reconfirm the  information  regarding all of his or her securities  accounts.
The  form to  provide  the  Securities  Holding  Report  will be  provided  upon commencement of employment,  appointment or promotion and should be submitted to
Baltimore  Legal/Compliance  (U.S.-based  personnel)  or the  TRP  International
Compliance  Team  (International   personnel).  The  form  on  which  to  report
securities accounts can be found on the firm's Intranet under Corporate/Legal.

All Access  Persons  are also  required  to file a Personal  Securities  Report, consisting  of a Statement  of Personal  Securities  Holdings  and a  Securities
Account  Verification Form Report, on an annual basis. The reports must be as of year end and be filed with the firm in January of the following year.

CONFIDENTIALITY  OF  RECORDS.  Price  Group  makes  every  effort to protect the privacy of all persons and entities in connection with their Securities Holdings
Reports, Reports of Securities Transactions, and Reports of Securities Accounts.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic  provision of employment or other  association  with Price Group and the
Price  Funds.  The Ethics  Committee,  Baltimore  Legal/Compliance,  and the TRP
International  Compliance Team are primarily  responsible for administering this
Statement. In fulfilling this function, the Ethics Committee will institute such procedures  as it deems  reasonably  necessary  to  monitor  each  person's  and entity's  compliance  with this  Statement  and to otherwise  prevent and detect violations.

   VIOLATIONS  BY ACCESS  PERSONS,  NON-ACCESS  PERSONS AND  DIRECTORS  OF PRICE
   GROUP. Upon discovering a material  violation of this Statement by any person or entity  other than an  independent  director of a Price  Fund,  the Ethics
   Committee  will  impose such  sanctions  as it deems  appropriate  and as are approved by the  Management  Committee or the Board of  Directors  including,
   INTER  ALIA,  a letter of censure or  suspension,  a fine,  a  suspension  of trading  privileges or  termination of employment  and/or  officership of the violator.  In  addition,  the  violator may be required to surrender to Price
   Group, or to the party or parties it may designate,  any profit realized from any  transaction  that  is in  violation  of  this  Statement.  All  material violations of this  Statement  shall be reported to the Board of Directors of
   Price Group and to the Board of  Directors  of any Price Fund with respect to whose securities such violations may have been involved.

   VIOLATIONS  BY  INDEPENDENT  DIRECTORS OF PRICE  FUNDS.  Upon  discovering  a material  violation of this Statement by an  independent  director of a Price
   Fund, the Ethics  Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

April, 2002

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

PURPOSE OF STATEMENT OF POLICY.  To protect the interests of Price Group and its personnel,  Price Group has adopted  this  Statement  of Policy with  Respect to
Compliance with Copyright and Trademark Laws  ("STATEMENT") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that  Price  Group's  various  copyrights,  trademarks,  and  service  marks are protected  from  infringement;  and,  (3)  prevent  Price  Group from  violating intellectual property rights of others.

DEFINITION OF COPYRIGHT

In order to protect authors and owners of books,  articles,  drawings,  designs, business  logos,  music,  videos,  electronic  media,  or computer  programs and software,  the U.S. Copyright Law makes it a crime to reproduce,  in any manner, any copyrighted material without the express written permission of the copyright owner.  Under current law, all original  works are  copyrighted at the moment of creation;  it is  no  longer  necessary  to  officially  register  a  copyright.
Copyright  infringements  may result in judgments of actual damages  (I.E.,  the cost of  additional  subscriptions,  attorneys  fees and court costs) as well as statutory damages,  which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

REPRODUCTION  OF ARTICLES  AND  SIMILAR  MATERIALS  FOR  INTERNAL  AND  EXTERNAL
DISTRIBUTION.  In general,  the  unauthorized  reproduction  and distribution of copyrighted  material is a U.S. and state crime.  This includes  downloading  or copying  information  from an  Internet  website  or any  fee-paid  subscription publication  services.  Copyrighted  material may not be reproduced  without the express written  permission of the copyright owner (a sample Permission  Request
Letter is available  from the Legal  Department).  An exception to the copyright law  is the  "fair  use"  doctrine,  which  allows  reproduction  for  scholarly purposes, criticism, or commentary. This exception, ordinarily does not apply in a  business  environment.  Thus,  personnel  wishing  to  reproduce  copyrighted material for internal or external  distribution  must obtain written  permission from the author or publisher.

It  is  your  responsibility  to  obtain  permission  to  reproduce  copyrighted material.  The  permission  must  be in  writing  and  forwarded  to  the  Legal
Department.  If the  publisher  will  not  grant  permission  to  reproduce  the copyrighted  material,  then the  requestor  must purchase from the publisher or owner  either  additional  subscriptions  or copies of the work or refrain  from using it. The original article or periodical may be circulated as an alternative to purchasing  additional  copies.  If the work in question is accessible via an
Internet web site, the web site address may be circulated in order for others to publicly view the information.

   o  For works published  after January 1st 1978,  copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

   o  The  electronic  transmission  of  copyrighted  works  can  constitute  an infringement.

   o  The United States  Digital  Millennium  Copyright Act ("DMCA")  makes it a violation to (i) alter or remove  copyright  notices,  (ii) provide  false copyright  notices,  or (iii)  distribute works knowing that the copyright notice has been removed or altered.

   o  Derivative  Works - a derivative  work is a new work  created  based on an original  work.  Only the owner of a copyright  has the right to authorize someone else to create a new version of the original work.

   o  Subscription  Agreements  for on-line  publications  typically  only grant permission  for the  licensee to make a single copy.  Permission  from the copyright owner must be granted in order to make additional copies.

PERSONAL COMPUTER SOFTWARE PROGRAMS.  Software products and on-line  information services  purchased  for use on Price Group's  personal  computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization  from the  software  vendor.  See the T. Rowe  Price  Group,  Inc.
Statement  of Policy With Respect to Computer  Security  and Related  Issues for
more information.

DEFINITION OF TRADEMARK AND SERVICE MARK

   TRADEMARK.  A trademark is either a work, phrase or design, or combination of words,  phrases,  symbols or designs,  which identifies and distinguishes the source of the  goods or  services  of one party  from  those of  others.  For example, KLEENEX is a trademark for facial tissues.

   SERVICE  MARK.  A  service  mark is the same as a  trademark  except  that it identifies and  distinguishes  the source of a service rather than a product.
   For example,  "INVEST WITH  CONFIDENCE" is a registered  service mark,  which identifies  and  distinguishes  the  services  offered by Price  Group or its affiliates.

   Normally, a mark for goods appears on the product or on its packaging,  while a service mark appears in advertising for the services.

USE OF THE "TM", "SM" AND ®

Anyone who claims  rights in a mark may use the TM  (trademark)  or SM  (service mark)  designation  with the mark to alert the  public to the  claim.  It is not necessary to have a federal registration,  or even a pending application, to use these designations.  The claim may or may not be valid. The registration symbol,
®, may only be used when the mark is  registered  with the United  States Patent and Trademark Office ("PTO") or a Foreign  Trademark  Office.  It is improper to use this symbol at any point before the registration issues. The symbols are not considered part of the mark.

It is  important to  recognize  that many nations have laws in this area.  It is important to contact the Legal Department before using a mark in any country.

REGISTERED  TRADEMARKS  AND SERVICE  MARKS.  Once Price Group has  registered  a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive  right to use that mark.  In order to preserve  rights to a registered trademark  or service  mark,  Price Group must (1) use the mark on a  continuous basis and in a manner consistent with the Certificate of Registration; (2) place the registration  symbol, ® next to the mark in all publicly  distributed media;
and (3) take action against any party infringing upon the mark.

ESTABLISHING  A  TRADEMARK  OR  SERVICE  MARK.  The  Legal  Department  has  the
responsibility  to register and maintain all  trademarks  and service  marks and protect  them  against  any  infringement.  If Price  Group  wishes to utilize a particular  word,  phrase,  or symbol,  logo or design as a trademark or service mark, the Legal  Department  must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used.  This  procedure  has been adopted to ensure that Price
Group does not unknowingly  infringe upon another  company's  trademark.  Once a proposed  mark is cleared for use and Price  wishes to use the mark,  it must be accompanied by the abbreviations "TM" or "SM" as appropriate,  until it has been registered.  All trademarks and service marks that have been registered with the
PTO or a Foreign  Trademark  Office,  must be accompanied by an encircled ® when used in any public  document.  These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same  trademark  or service  mark in such  material  would not need to be marked.  The Legal  Department  maintains a written summary of all Price Group's registered  and pending  trademarks  and service  marks,  which is posted on the firm's  intranet under  Corporate/Legal/Trademarks  and Service Marks of T. Rowe
Price Group, Inc. If you have any questions  regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT  OF PRICE  GROUP'S  REGISTERED  MARKS.  If you notice that  another entity is using a mark  similar  to one that  Price  Group has  registered,  you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

April, 2002

                            T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF  STATEMENT  OF POLICY.  The  central  and  critical  role of computer systems in our firm's  operations  underscores  the  importance  of ensuring the integrity of these systems. The data stored on our firm's computers,  as well as the specialized  software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This  Statement of Policy  ("STATEMENT")  establishes a  comprehensive  computer security program which has been designed to:

o  prevent  the  unauthorized  use of or access to our firm's  computer  systems
   (collectively the "SYSTEMS"),  including the firm's electronic mail ("EMAIL")
   and voice mail systems;

o  prevent breaches in computer security;

o  maintain the integrity of confidential information;

o  protect customer information; and

o  prevent the  introduction  of computer  viruses  into our Systems  that could imperil the firm's operations.

In addition,  the Statement  describes  various  issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any  material  violation  of this  Statement  may lead to  sanctions,  which may include dismissal of the individual or individuals involved.

CONFIDENTIALITY  OF SYSTEMS  ACTIVITIES AND INFORMATION.  Systems activities and information  stored on our firm's computers  (including  email,  voice mail, and online facsimiles) may be subject to monitoring by firm personnel or others. All such information, including messages on the firm's email, voice mail, and online facsimile  systems,  are records of the firm and the sole  property of the firm.
The firm reserves the right to monitor, access, and disclose for any purpose all information,  including  all  messages  sent,  received,  or stored  through the
Systems.  The use of the firm's computer  systems is for the transaction of firm business and is for authorized users only. All firm policies apply to the use of the Systems.  SEE the Code of Ethics and the Associates'  Guide to T. Rowe Price
Policies.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all  information,  including  email and voice mail  messages,  by the firm.  You do not have any  expectation  of  privacy  in connection with the use of the Systems,  or with the transmission,  receipt,  or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be  maintained  permanently  on our firm's  back-up  tapes.  You should  take care so that you do not create  documents  or  communications  that might later be  embarrassing to you or to our firm. This policy applies to email and voice mail, as well to any other communication on the Systems.

PRIVACY AND  PROTECTION  OF DATA.  The  protection of firm  information  and the maintenance  of the privacy of corporate and customer  data requires  consistent effort by each  individual  and involves  many aspects of the work  environment.
Individuals  who are users of computer and network  resources and those who work within the Systems areas must bear in mind privacy and  protection  obligations.
Therefore,  data within the Price Group network should be considered proprietary and  confidential,  and should be  protected as such.  In  addition,  particular customer  data,  or the data of  customers  of certain  business  units,  may be required to be specifically protected as prescribed by laws or regulatory agency requirements (refer to the T. Rowe Price Statement of Policies and Procedures on
Privacy  in this  Code).  Responsible  use of  computer  access  and  equipment, including  Internet and email use, as described in this Statement of Policy with
Respect to Computer Security and Related Issues, is integral to protecting data.
In  addition,  the  protection  of data  privacy must be kept in mind during the design,  development,  maintenance,  storage,  handling,  access,  transfer, and disposal phases of computer related activities.

SECURITY  ADMINISTRATION.  Enterprise  Security  in  T.  Rowe  Price  Investment
Technologies,  Inc. ("TRPIT") is responsible for identifying  security needs and overseeing the  maintenance  of computer  security,  including  Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to  authorized  users  who  need  access  in  order to  support  their  business activities.  Access for mainframe, LAN and external systems must be requested on a  "Systems  Access  Request"  form.  The form is  available  on the  Enterprise
Security  intranet  site or can be obtained  from  Enterprise  Security.  Access requests and changes must be approved by the  appropriate  supervisor or manager in the user's department.

AUTHORIZED  APPLICATION USERS.  Access to specific computer  applications (I.E.,
Finance,   Retirement  Plan  Services  systems)  can  also  be  requested.  Many application  systems  have an  additional  level  of  security,  such  as  extra passwords.  If a user wants access to an application or data that is outside the normal  scope  of his or  her  business  activity,  additional  approval  may be required from the "Owner" of such application or data. The Owner is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the  application  or data,  including  the authority to decide who may have access.

USER-IDS,  PASSWORDS,  AND OTHER SECURITY  ISSUES.  Once a request for access is approved,  a unique  "User-ID"  will be assigned  the user.  Each  User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise  Security has the authority to determine the password policy.  Passwords should be of reasonable  complexity and  uniqueness  to prevent  easy  guessing;  IDs should not also be used as the password  and should not be easily  deducible  personal  or family  information.
User-IDs and passwords may not be shared except with authorized  TRPIT personnel for security or maintenance  purposes.  Users can be held  accountable  for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based  keyboard locks are utilized.  Pranks, jokes, or other actions that simulate or trigger a system security  event such as, but not limited to, a computer virus are prohibited and can result in disciplinary action.

EXTERNAL COMPUTER SYSTEMS.  Our data processing  environment  includes access to data stored not only on our firm's computers, but also on external systems, such as DST.  Although the security  practices  governing  these outside  systems are established by the providers of these external  systems,  requests for access to such systems should be directed to Enterprise  Security.  User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE COMPUTER EQUIPMENT AND HARDWARE.  It must be assumed that firm notebook computers,  PDAs, and other portable computer equipment contain information that
is  sensitive.   Therefore,  portable  computer  equipment  should  be  password protected  with a frequently  changed,  non-intuitive  password.  They should be protected in transit and either kept with the user or maintained securely if not with the user.  Sensitive  information  that is not  currently  needed should be removed and stored elsewhere.  Passwords and SecurId  cards/tokens should not be stored with the machine or maintained  in a list on the computer or PDA.  Proper virus  prevention and backup  practices  should be regularly  performed.  In the event of loss or theft,  the Help Desk  should be  contacted  to review with the individual whether there are any protective actions that need to be taken.

ACCESS  TO THE  INTERNET  AND OTHER  ON-LINE  SERVICES.  Access to the  Internet
(including,  but not limited to,  email,  remote  FTP,  Telnet,  World Wide Web,
Gopher, remote administration,  secure shell, and using IP tunneling software to remotely control Internet servers) presents special security  considerations due to the world-wide nature of the connection and the security  weaknesses  present in Internet protocols and services.  The firm can provide authorized individuals with access to Internet  email and other  Internet  services  (such as the World
Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's email system,  is for legitimate  business  purposes.  Internet email
access  must  be  requested  through  Enterprise   Security,   approved  by  the
individual's  supervisor or an appropriate  T. Rowe Price manager,  and provided only through  firm-approved  connections.  All firm policies apply to the use of the Internet or Internet  services.  SEE the Code of Ethics and the  Associates'
Guide to T. Rowe Price Policies.  For example, in addition to the prohibition on accessing inappropriate sites discussed below:

   o  You may not download  ANYTHING for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

   o  You may not use the firm's  Systems or hardware in any way that might pose a business  risk or customer  data privacy  risk,  or violate  other laws, including U.S. Copyright laws.

   o  You may not spend  excessive time or use excessive  network  resources for personal purposes.

   o  You may not engage in activities  that bypass or compromise  the integrity of network security features like firewalls or virus scanners.

Please note that many  activities  other than those  mentioned may be prohibited because they pose a risk to the firm or its Systems.  You should review the list
of   vulnerabilities   maintained  on  the  firm's  Intranet  under   Technology
Services/Enterprise   Security/Policies   &   Information/System   Vulnerability
Advisory.  If you have any doubt, contact Enterprise Security before engaging in the activity.

   USE OF INTERNET. In accordance with firm policies, individuals are prohibited from accessing inappropriate sites, including,  but not limited to, adult and
   gambling  sites.   Firm  personnel   monitor   Internet  use  for  visits  to
   inappropriate  sites  and  for  inappropriate  use.  If  you  have  questions regarding what  constitutes an inappropriate  site or inappropriate  use, you should discuss it first with your  supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources.  Inappropriate  use of the Internet, or accessing inappropriate sites, may lead to sanctions,  which may include dismissal of the individual or individuals involved.  SEE p. 4-23 for a more  detailed  discussion  of the  prohibitions  on internet  gambling related to the securities markets.

   DIAL-OUT ACCESS.  Using a modem or an Internet  connection on a firm computer housed at any of the firm's  offices to access an Internet  service  provider using  one's  home or  personal  account  is  prohibited,  unless  this is an authorized  account being used by  authorized  personnel to service the Price
   Group's  connection to the Internet.  When  Internet  access is granted,  the individual  will  be  asked  to  reaffirm  his or her  understanding  of this
   Statement.

   Unauthorized  modems are not permitted.  Dial-out access that circumvents the
   Internet  firewall,  proxy server,  or  authentication  mechanisms  except by authorized personnel in the business of Price Group is prohibited.

   ON-LINE  SERVICES.  Access to America Online ("AOL"),  AOL Instant  Messenger
   ("AIM"),  or other  commercial  on-line service  providers or products is not permitted  from a firm  computer  except for a legitimate  business  purpose, approved  by the  individual's  supervisor  or an  appropriate  T. Rowe Price
   Manager,  and Enterprise  Security,  and with software  obtained  through the
   Price Group Help Desk. Once approved AOL access has been implemented,  access is only  permitted via the AOL password and screen name supplied and approved by Enterprise Security.

   PARTICIPATION ON BULLETIN BOARDS,  CHAT ROOMS AND SIMILAR  SERVICES.  Because
   communications by our firm, or any individuals associated with it, on on-line service  bulletin  boards,  chat rooms,  and similar  services are subject to
   United  States,  state  and  international,   state,  and  NASD  regulations,
   unsupervised participation can result in serious securities violations.

   Certain designated individuals have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment  services and products or otherwise  observe  messages on such  services.  Any individual not within this special group should contact the  appropriate  supervisor and Enterprise
   Security,  as described in "On-line Services" above, before engaging in these activities.  Generally,  an  individual  must also  receive  the  independent authorization  of one  member  of  the  Board  of T.  Rowe  Price  Investment
   Services, Inc. and of the Legal Department before initiating or responding to a message  on any  computer  bulletin  board,  chat room or  similar  service relating to the firm, a Price Fund or any  investment or brokerage  option or service.  This policy applies  whether or not the  individual  contributes or merely observes, whether or not the individual intends to disclose his or her relationship  to the firm,  whether  or not our firm  sponsors  the  bulletin board,  and whether or not the firm is the  principal  focus of the  bulletin board.

   EMAIL USE. Access to the firm's email system is permitted only for legitimate business  purposes.  All  firm  policies  apply  to the  use of  email.  Firm personnel  may  monitor  email  usage  for  inappropriate  use.  If you  have questions regarding what constitutes inappropriate use, you should discuss it first with your  supervisor or an  appropriate  T. Rowe Price manager who may refer the question to Human Resources. Inappropriate use of email may lead to sanctions,  which may include  dismissal  of the  individual  or  individuals involved.

   Email services, other than those provided or approved by Price Group, may not be used for business purposes. In addition, accessing email services (such as
   AOL email or  Hotmail)  not  provided  or  approved  by Price Group from firm equipment for any reason could allow the introduction of viruses or malicious code into the network or lead to the compromise of confidential data.

   You should  understand that email sent through the Internet is not secure and could be intercepted by a third party.  Confidential and company  proprietary information  should not be  included in external  email  unless  specifically prescribed  by accepted  business  procedures.  Use of Microsoft  Outlook Web
   Access to the Price Group email system  provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system.  When remote access to the firm's email system, or external  access to firm  email,  is  required,  Outlook Web Access is the preferred mode of access.

DIAL-IN ACCESS.  The ability to access our firm's computer Systems from a remote location is also limited to authorized users and authorized  methods. A security system  that  is  approved  by  Enterprise  Security  and  that  uses  a  strong authentication  method must be employed when accessing our firm's network from a remote computer.  Authorization for remote access can be requested by completing a "Systems  Access  Request" form.  Any  individual  who requires  remote access should contact the Price Group Help Desk for desktop  setup.  Phone numbers used to access our firm's computer systems are confidential.

VIRUS  PROTECTION.  A computer  virus is a program  designed to damage or impair software or data on a computer  system.  Software  from any  outside  source may contain a computer  virus or  similar  malicious  code.  Types of  carriers  and transmission  methods increase daily and currently include diskettes,  CDs, file transfers and downloads,  executables,  some email attachments,  and active code over the Web. A  comprehensive  malicious code prevention and control program is in place throughout Price Group. This program provides policy and procedures for anti-virus  controls  on all  systems.  More  information  about the  anti-virus program can be found on the TRPIT Intranet.

Introducing  a virus or similar  malicious  code into the Price Group Systems by engaging  in  prohibited  actions,  such  as  downloading  non-business  related software, or by failing to implement recommended  precautions,  such as updating virus scanning  software on remote  machines,  may lead to sanctions,  which may include dismissal of the individual or individuals involved.

   VIRUS SCANNING SOFTWARE. As part of the Price Group anti-virus program, virus scanning software is installed on the majority of applicable platforms.  This software is designed to detect and eradicate malicious code and viruses.  All desktop computers have the corporate  standard  anti-virus  scanning software installed  and running.  This  software is installed  and  configured  by the
   Distributed  Processing  Support Group and runs  constantly.  Virus  scanning software updates are automatically distributed to the desktops as they become available.  Desktop virus scanning  software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Altering or disabling this desktop  scanning  software is  prohibited.  Contact the Price
   Group Help Desk for assistance.

   EMAIL. An email anti-virus  gateway scans the content of inbound and outbound email for  viruses.  Infected  email and  attachments  will be  cleaned  when possible and quarantined  when not able to be cleaned.  Updating of the email gateway anti-virus software and pattern files is done automatically.

   PORTABLE AND REMOTE  COMPUTERS.  Laptops and other  computers  that  remotely access  the  Price  Group  network  are  also  required  to have  the  latest anti-virus  software and pattern files. IT IS THE RESPONSIBILITY OF EACH USER
   TO  ENSURE  THAT  HIS OR  HER  PORTABLE  COMPUTER'S  ANTI-VIRUS  SOFTWARE  IS
   REGULARLY  UPDATED.  The Price  Group Help Desk has  instructions  available.
   Contact the Price Group Help Desk to obtain further information.

   DOWNLOADING  OR  COPYING.  The user of a PC with a modem or with an  Internet connection has the ability to connect to other computers or on-line  services outside of the firm's  network and there may be business  reasons to download or copy software from those sources.  Downloading or copying software,  which includes documents,  graphics,  programs and other computer-based  materials, from any  outside  source  is not  permitted  unless  it is for a  legitimate business  purpose because  downloads and copies could  introduce  viruses and malicious code into the Systems.

   OTHER  CONSIDERATIONS.  Users must log off the System each night.  Unless the user logs off,  virus  software on each  workstation  cannot pick up the most current virus scanning downloads or the most current software updates for the user's system.  Individuals  must call the Price Group Help Desk when viruses are detected so that it can ensure that  appropriate  tracking and  follow-up take place.  Do not forward any "virus  warning" mail received to other staff until you have  contacted  the Help Desk,  since many of these  warnings  are hoaxes. When notified that a user has received "virus warning" mail, the Help
   Desk  will  contact  Enterprise  Security,  whose  personnel  will  check  to determine the validity of the virus warning.

APPLICATION OF U.S.  COPYRIGHT LAW TO SOFTWARE  PROGRAMS.  Software products and on-line information services purchased for use on Price Group personal computers are  generally  copyrighted  material and may not be reproduced  without  proper authorization  from the software  vendor.  This  includes the software on CDs or
diskettes,   any  program  manuals  or  documentation,   and  data  or  software
retrievable from on-line information systems.  Unauthorized reproduction of such material or  information,  or downloading  or printing such  material,  violates
United  States law, and the software  vendor can sue to protect the  developer's rights. In addition to criminal penalties such as fines and imprisonment,  civil damages can be awarded for actual  damages as well as statutory  damages,  which range from $750 to $30,000 per  infringement,  plus a potential  of $150,000 per infringement  for  willful  infringement.  See the T.  Rowe  Price  Group,  Inc.
Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information about this subject.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

   ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support
   Group  approved and installed  software is authorized.  Any software  program that is to be used by Price Group  personnel in connection  with the business of the firm must be ordered  through the Price Group Help Desk and  installed by the Distributed Processing Support Group of TRPIT.

   LICENSING.  Software  residing  on  firm  LAN  servers  will be  either:  (1)
   maintained at an  appropriate  license level for the number of users,  or (2)
   made accessible only for those for whom it is licensed.

   ORIGINAL CDS,  DISKETTES AND COPIES. In most cases,  software is installed by the  Distributed  Processing  Support  Group and  original  software  CDs and diskettes  are not  provided to the user.  In the event that  original CDs or
   diskettes  are  provided,   they  must  be  stored  properly  to  reduce  the
   possibility  of damage or theft.  CDs and diskettes  should be protected from extreme  heat,  cold,  and contact with  anything that may act as a magnet or otherwise  damage  them.  You may not make  additional  copies of software or software manuals obtained through the firm.

   RECOMMENDATIONS,  UPGRADES, AND ENHANCEMENTS.  All recommendations  regarding computer  hardware  and  software  programs  are to be forwarded to the Price
   Group Help Desk, which will coordinate upgrades and enhancements.

QUESTIONS  REGARDING  THIS  STATEMENT.  Any questions  regarding  this Statement should be directed to Enterprise Security in TRPIT.

April, 2002

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE

To protect  the  interests  of Price  Group and its  personnel,  Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT")
to:

   o  Describe  the  legal  principles  governing   prohibited   anticompetitive
      activity in the conduct of Price Group's business; and

   o  Establish  guidelines  for contacts with other  members of the  investment management industry to avoid violations of the antitrust laws.

THE BASIC UNITED STATES ANTICOMPETITIVE ACTIVITY PROHIBITION

Section 1 of the United  States  Sherman  Antitrust  Act (the  "ACT")  prohibits agreements, understandings, or joint actions between companies that constitute a
"RESTRAINT OF TRADE," I.E., reduce or eliminate competition.

This  prohibition  is triggered only by an AGREEMENT OR ACTION among two or more companies;  unilateral  action never  violates the Act. To constitute an illegal agreement,  however,  an  understanding  does not need to be formal or  written.
Comments made in conversations,  casual comments at meetings,  or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The  agreed-upon  action  must be  ANTICOMPETITIVE.  Some  actions  are "PER SE"
anticompetitive, while others are judged according to a "RULE OF REASON."

   o  Some activities have been found to be so inherently anticompetitive that a court will not even permit the  argument  that they have a  procompetitive component.  Examples  of such PER SE  illegal  activities  are  agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

   o  Other joint agreements or activities will be examined by a court using the
      RULE  OF  REASON  approach  to see if the  procompetitive  results  of the arrangement outweigh the anticompetitive  effects.  Permissible agreements among  competitors  may include a buyers'  cooperative,  or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

There is also an exception for joint activity  designed to influence  government action.  Such  activity  is  protected  by  the  First  Amendment  to  the  U.S.
Constitution.  For example,  members of an industry may agree to lobby  Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

A charge that the Act has been  violated can be brought as a civil or a criminal action. Civil damages can include treble damages,  plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

To avoid  violating the Act, any agreement  with other members of the investment management  industry  regarding  which  securities to buy or sell and under what circumstances  we buy or sell  them,  or about the manner in which we market our mutual  funds and  investment  and  retirement  services,  must be made with the prohibitions of the Act in mind.

   TRADE ASSOCIATION MEETINGS AND ACTIVITIES.  A trade association is a group of competitors  who join  together  to share  common  interests  and seek common solutions  to  common  problems.  Such  associations  are at a high  risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for  trade  associations,  such  as the  Investment  Company  Institute,  are typically present at meetings of members to assist in avoiding violations.

   Permissible Activities:

   o  Discussion of how to make the industry more competitive.

   o  An  exchange  of  information  or  ideas  that  have   procompetitive   or
      competitively  neutral effects,  such as: methods of protecting the health or safety of  workers;  methods  of  educating  customers  and  preventing abuses;  and  information  regarding  how to design and  operate  training programs.

   o  Collective action to petition government entities.

   Activities to be Avoided:

   o  Any  discussion or direct  exchange of current  information  about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available,  problems can arise if the information available to the  public is  difficult  to  compile  or not as  current  as that  being exchanged.

   EXCEPTION:  A  third  party  consultant  can,  with  appropriate  safeguards, collect,  aggregate and disseminate some of this information,  such as salary information.

   o  Discussion of future business  plans,  strategies,  or  arrangements  that might be considered to involve competitively sensitive information.

   o  Discussion of specific customers, markets, or territories.

   o  Negative  discussions  of  service  providers  that  could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

   INVESTMENT-RELATED DISCUSSIONS

      PERMISSIBLE ACTIVITIES:  Buyers or sellers with a common economic interest may  join  together  to  facilitate  securities  transactions  that  might otherwise  not occur,  such as the  formation  of a syndicate  to buy in a private  placement or initial  public  offering of an issuer's  stock,  or negotiations among creditors of an insolvent or bankrupt company.

      Competing   investment  managers  are  permitted  to  serve  on  creditors committees  together and engage in other similar  activities in connection with bankruptcies and other judicial proceedings.

      ACTIVITIES TO BE AVOIDED:  It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball"
      new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or  unguarded  comments  that  a  hostile  or  suspicious  listener  might interpret as  suggesting  prohibited  coordinated  behavior  between Price
      Group and any other potential buyer.

         EXAMPLE:  After an  Illinois  municipal  bond  default  where the state legislature  retroactively  abrogated some of the bondholders'  rights, several  investment  management  complexes  organized  to  protest  the state's action.  In doing so, there was arguably an implied threat that members of the group  would  boycott  future  Illinois  municipal  bond offerings.  Such  a  boycott  would  be a  violation  of the  Act.  The investment  management  firms' action led to an 18-month  United States
         Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

      If you are present when anyone outside of Price Group suggests that two or more  investors  with a  grievance  against  an issuer  coordinate  future purchasing  decisions,  you should immediately reject any such suggestion.
      As soon as possible  thereafter,  you should notify the Legal  Department, which will take whatever further steps are necessary.

      BENCHMARKING.  Benchmarking  is the process of measuring  and comparing an organization's  processes,  products  and  services  to those of  industry leaders for the purpose of adopting innovative practices for improvement.

      o  Because   benchmarking   usually   involves  the  direct   exchange  of
         information with competitors, it is particularly subject to the risk of violating the antitrust laws.

      o  The list of issues that may and should not be  discussed in the context of a trade association also applies in the benchmarking process.

      o  All  proposed  benchmarking  agreements  must be  reviewed by the Legal
         Department before the firm agrees to participate in such a survey.

      INTERNATIONAL REQUIREMENTS. The United Kingdom and the European Union have requirements based on principles similar to those of United States law. If you have  specific  questions  about  United  Kingdom  or  European  Union requirements, you should contact the Legal Department.

April, 2002

                            T. ROWE PRICE GROUP, INC.
                 STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and Procedures on Privacy ("STATEMENT") applies to T.
Rowe Price Group,  Inc.  and its  subsidiaries  and  affiliates,  including  its international operations. In addition, certain regulated T. Rowe Price companies
(I.E., T. Rowe Price Associates,  Inc., T. Rowe Price Advisory  Services,  Inc.,
the T. Rowe Price Insurance Agencies,  T. Rowe Price Investment Services,  Inc.,
T. Rowe Price  Savings  Bank,  T. Rowe Price Trust  Company and the Price Funds)
offer  financial  products  and services to  consumers,  and  consequently,  are required to deliver privacy notices under the Privacy Rules  ("REGULATION  S-P")
adopted by the United  States  Securities  and Exchange  Commission,  as well as privacy regulations of the federal banking regulators, and applicable state law.
It is Price Group's policy to:

o  Treat our customers' personal and financial information  ("NONPUBLIC CUSTOMER
   INFORMATION") as confidential;

o  Protect Nonpublic Customer Information; and

o  Not share this  information  with third parties  unless  necessary to process customer  transactions,  service customer accounts, or as otherwise permitted by law.

This Statement  covers only United States  requirements.  International  privacy regulation is beyond the scope of these  procedures and if you conduct  business internationally you should be aware of the applicable privacy regulations in the foreign jurisdiction where you conduct business.

INITIAL AND ANNUAL NOTICES OF THE T. ROWE PRICE PRIVACY POLICIES

As a means of informing our customers of T. Rowe Price's Privacy  Policies,  the firm has adopted a Privacy Policy Notice,  which is provided to customers of the regulated T. Rowe Price companies.

The  Privacy  Policy  Notice  is  included  with  or  accompanies   any  account
application or other material delivered to prospective  customers that enables a customer to open an account.  The Privacy  Policy  Notice shall also annually be enclosed with customer account statements,  typically in April. Additionally, an internet website version of the Privacy Policy Notice is posted on Price Group's internet website (troweprice.com).

The Legal  Department is responsible  for any amendments  required to be made to the Privacy Policy  Notice.  Retail  Operations is  responsible  for the initial
Privacy Policy Notice distribution to customers, the distribution to prospective customers,  and the annual  distribution  of the Privacy  Policy Notice to Price
Fund  shareholders,  Brokerage  customers,  annuity  customers  and other retail customers.  Other  business  units  not  covered  by Retail  Operations  will be notified of their  obligations to deliver the Privacy Policy Notice to customers in their respective business units.

EDUCATION OF INDIVIDUALS ABOUT PRIVACY POLICIES AND PROCEDURES

Every  individual  at T. Rowe Price should be aware of our Privacy  Policies and
Procedures  and every  individual  bears  responsibility  to  protect  Nonpublic
Customer Information.

Managers and supervisors  shall ensure that our Privacy  Policies and Procedures are reviewed with all new individuals at T. Rowe Price to ensure  sensitivity to our Policies. Particular attention should be given to any temporary or part-time workers  and  consultants  to ensure  that  they are  educated  to the  critical importance  of protecting  confidential  information.  Managers and  supervisors shall  regularly  review the  operations  of their  business  units to  identify potential  exposure  for  breaches  of  our  Privacy  Policies  and  communicate appropriate  remedies  to  applicable  individuals  as an  integral  part of the continuing education of such individuals.

WHAT IS NONPUBLIC CUSTOMER INFORMATION?

Nonpublic Customer  Information  comprises  virtually all the information that a customer supplies to T. Rowe Price as well as the information that T. Rowe Price otherwise obtains or generates in connection with providing  financial  products or  services  to that  customer.  Accordingly,  the  existence  of the  customer relationship  (E.G.,  customer lists),  the contents of any account  application
(including  but not limited to the customer's  name,  address,  social  security number, occupation,  beneficiary information and account number), the customer's account  balance,  securities  holdings and the customer's  transaction  history would all be Nonpublic  Customer  Information that T. Rowe Price considers to be confidential.

METHODS BY WHICH WE PRESERVE CONFIDENTIALITY

Each Business Unit Head has  responsibility  with respect to his or her business unit to establish  procedures whereby the  confidentiality of Nonpublic Customer
Information  is  preserved.   Such  procedures  should  address  access  to  and
safeguards for Nonpublic  Customer  Information  based upon the business  unit's operations,  access to, and handling of such information.  The procedures should address safeguards relating to administrative, technical, and physical access to
Nonpublic Customer Information.

   ACCESS TO INFORMATION

   Nonpublic Customer Information can be used and stored in many forms (E.G., on paper, as computer records, and in conversations stored as voice recordings).
   All possible methods for conveying such information must be evaluated for the potential of inappropriate disclosure.  Only authorized individuals,  who are trained  in the  proper  handling  of  Nonpublic  Customer  Information,  are permitted  to have access to such  information.  Additionally,  managers  and supervisors  shall limit access to Nonpublic  Customer  Information  to those individuals who need access to such  information to support their  respective job  functions.  Situations  where  excessive or  inappropriate  access to or
   exposure  of  Nonpublic   Customer   Information  is  identified   should  be
   remediated.

   COMPUTER ACCESS

   Managers and  supervisors of respective  business units are  responsible  for making  judgments and decisions with regard to the use of Nonpublic  Customer
   Information  including decisions as to who shall have computer access to such information.

   In general,  managers and supervisors shall instruct  Enterprise  Security to restrict access to any system that maintains  Nonpublic Customer  Information to authorized  individuals  who need access to support their  respective  job functions.  System access,  or changes to such access,  shall be submitted in the format directed by Enterprise  Security and authorized by the appropriate business  unit  manager or  supervisor.  Managers  and  supervisors  are also responsible for notifying  Enterprise  Security,  in a timely manner, that an employee, consultant or temporary worker has left the firm so that access may be  suspended.  This is  especially  important  for  temporary  staff who are contracted independent of Human Resources and/or one of the on-site temporary agencies.  Managers and supervisors are hereby reminded of their  obligations to prevent the use of "User IDs" of  terminated  employees,  consultants  and temporary workers to gain improper access to systems.

   In addition to system  access,  managers and  supervisors  shall review their
   operations  to  identify  whether  any  application   systems  that  maintain
   Nonpublic  Customer  Information should have an additional level of security, such as extra passwords.  Managers and supervisors shall promptly communicate the need for additional levels of security to Enterprise Security.

   NEW BUSINESS AND SYSTEMS DEVELOPMENT

   All new  business  and systems  application  development  that  relates to or affects Nonpublic  Customer  Information must be developed with consideration to the firm's  policies and procedures for  safeguarding  Nonpublic  Customer
   Information.  Business and systems development must be continuously  reviewed for adherence to Nonpublic Customer Information protection and the prevention of unauthorized exposure of such information.

   Individuals  at T. Rowe Price working on systems and  processes  dealing with
   Nonpublic  Customer  Information must evaluate the potential risks for breach of the  confidentiality  of  Nonpublic  Customer  Information  and  implement safeguards  that will provide  reasonable  protection  of the privacy of such information. Please refer to the Statement of Policy with Respect to Computer
   Security and Related Issues in this Code for additional information on system requirements related to protection of Nonpublic Customer Information.

   SAFEGUARDING NONPUBLIC CUSTOMER INFORMATION

   To   safeguard   the   interests  of  our   customers   and  to  respect  the
   confidentiality of Nonpublic Customer Information, all individuals at T. Rowe
   Price shall take the following precautions:

   o  Do not discuss  Nonpublic  Customer  Information  in public places such as elevators, hallways, lunchrooms or social gatherings;

   o  To the  extent  practical,  limit  access to the  areas of the firm  where
      Nonpublic   Customer   Information  could  be  observed  or  overheard  to
      individuals with a business need for being in the area;

   o  Avoid  using  speaker  phones  in areas  where  unauthorized  persons  may overhear conversations;

   o  Where  appropriate,  maintain the  confidentiality of client identities by using code names or numbers for  confidential  projects  or use  aggregate data that is not personally identifiable to any customer;

   o  Exercise care to avoid placing  documents  containing  Nonpublic  Customer
      Information  in areas where they may be read by  unauthorized  persons and store  such  documents  in  secure  locations  when  they  are  not in use
      (particular  attention  should be  directed to  securing  the  information outside  of  normal  business  hours to  prevent  misappropriation  of the information); and

   o  Destroy copies of confidential documents no longer needed for a project.

   RECORD RETENTION

   Under  various  federal  and state  laws and  regulations,  T. Rowe  Price is required to produce, maintain and retain various records, documents and other written  (including  electronic)  communications.  All individuals at T. Rowe
   Price are  responsible  for  adhering to the firm's  record  maintenance  and retention policies.

   Managers and supervisors  are responsible to see that all Nonpublic  Customer
   Information  maintained by their  respective  business units is retained in a secure  location.  Nonpublic  Customer  Information  shall be secured so that access to the  information is limited to those  utilizing the  information to support their respective job functions.

   DESTRUCTION OF RECORDS

   All  individuals at T. Rowe Price must use care in disposing of any Nonpublic
   Customer Information. For example,  confidential paper records that are to be discarded should be shredded or destroyed so that no personal  information is discernable.  If a  significant  quantity of material is  involved,  Document
   Management should be contacted for instructions regarding proper disposal.

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose any Nonpublic Customer Information to any third parties unless necessary to process a transaction,  service an account or as otherwise permitted by law.  Accordingly,  absent the explicit approval of the respective  manager in the business unit,  individuals shall not divulge any
Nonpublic  Customer  Information  to anyone  outside of the firm.  For  example, individuals shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (E.G.,  for software testing or problem resolution) without explicit manager approval.  This prohibition also bars  individuals at T. Rowe Price from disclosing to members of their immediate family Nonpublic Customer Information or the existence of client relationships.

At times, in an effort to obtain  confidential  information,  third parties will assert that they are entitled to certain  information  pursuant to a subpoena or some other legal process or authority.  Since there can be various  issues which may affect the validity of such demands,  no records or  information  concerning
customers  shall  be  disclosed  unless  specifically   directed  by  the  Legal
Department.  Any such demands for information should be promptly referred to the
Legal Department.

RETENTION OF THIRD PARTY ORGANIZATIONS BY T. ROWE PRICE

Whenever we hire third party organizations to provide support services,  we will require them to use our Nonpublic Customer Information only for the purposes for which they are retained and not to divulge or otherwise misuse that information.
Therefore,  it is  imperative  that in  retaining  such third  parties,  we have contractual  representations  from  them  to  preserve  the  confidentiality  of
Nonpublic  Customer  Information and that we have adequate means to verify their compliance.  Accordingly, no third party organizations shall be retained to deal with or have  access to our  Nonpublic  Customer  Information  unless  the Legal
Department  has  determined  that there are adequate  contractual  provisions in place. All contracts relating to the use of Nonpublic Customer Information shall be submitted to the Legal Department for review.

In the event a  supervisor  identifies  a need to retain a temporary  worker for work with access to Nonpublic Customer Information,  the supervisor shall ensure that there are adequate safeguards established to protect confidentiality of our records. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources,  the supervisor must contact  the Legal  Department  to verify  that there are  adequate  contractual safeguards  relative to privacy.  Furthermore,  supervisors  are responsible for identifying  temporary workers,  reporting their identity to Enterprise Security and to the Legal  Department  and seeing that such workers are familiar with the
Code of Ethics, including the firm's Privacy Policies and Procedures.

POTENTIAL BREACHES OF PRIVACY

In the event that any circumstances  arise where a release of Nonpublic Customer
Information to anyone not authorized to receive such information has or may have occurred,  the individual  identifying  such possible  breach shall  immediately report  the  incident  to his or her  supervisor,  who in turn will  notify  the respective Business Unit Head and the Director of Compliance of Price Group. The
Business  Unit Head will  investigate  the  matter  and  instruct  T. Rowe Price personnel on what actions,  if any,  should be taken to remedy any breach of our
Privacy Policies.

INQUIRIES FROM CUSTOMERS ABOUT PRIVACY

In light of the growing  concerns that many customers have regarding  privacy of their  financial  records,  it is  anticipated  that  many  customers  will have questions.  To assist customers,  individuals at T. Rowe Price shall be familiar with how the Privacy Policy Notice can be accessed from the firm's intranet site under  Corporate/Legal/Privacy  Policies and Procedures.  In the event customers have  questions,  they shall be  referred  to the T. Rowe Price  Privacy  Policy
Notice.  If customers  have questions  regarding the internet and privacy,  such customers  shall be  referred  to the T. Rowe  Price  (website)  Privacy  Policy
Notice,  which is available on the intranet site as well as the firm's  internet website  (troweprice.com).  Individuals  shall  offer to mail to the  customer a paper copy of the Privacy Policy Notice to an address specified by the customer, if desired.

In the event a customer has questions  about our policy or  procedures  that the customer  does not consider  are  addressed by the Privacy  Policy  Notice,  the customer  should be referred to the  respective  Business Unit Head or the Legal
Department.

INTERNATIONAL REQUIREMENTS

The privacy  policy for the firm's  international  business is posted on the TRP
Global website  (WWW.TROWEPRICEGLOBAL.COM).  Internationally  based subsidiaries and  affiliates  must comply with the U.K. Data  Protection Act as it applies to their activities. If you have any questions in this area, please contact the TRP
International Compliance Team.

April, 2002